UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Portland General Electric Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

April 1, 2010

To our shareholders:

On behalf of the Board of Directors, we are pleased to invite you to Portland General Electric Company’s 2010 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. Pacific Time on Thursday, May 13, 2010, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon.

Details of the business we plan to conduct at the meeting are included in the attached Notice of Annual Meeting of Shareholders and proxy statement. Only holders of record of PGE common stock at the close of business on March 8, 2010 are entitled to vote at the meeting.

Your vote is very important. Regardless of the number of shares you own, we encourage you to participate in the affairs of the company by voting your shares at this year’s annual meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares before the meeting.

We hope you will find it possible to attend this year’s annual meeting, and thank you for your interest in PGE and your participation in this important annual process.

Cordially,

Corbin A. McNeill, Jr. Chairman of the Board	James J. Piro Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2010

To our shareholders:

The 2010 Annual Meeting of Shareholders of Portland General Electric Company will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon, 97204 at 10:00 a.m. Pacific Time on Thursday, May 13, 2010.

The meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice:

1. To elect directors for the coming year;

2. To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2010; and

3. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

The close of business on March 8, 2010 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the Internet, by mail or by telephone by following the instructions provided in the proxy statement. Submitting a proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting you may vote in person, even if you have previously submitted a proxy.

You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of PGE a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS

Marc S. Bocci

Corporate Secretary

April 1, 2010

Portland, Oregon

Portland General Electric Company

121 SW Salmon Street

Portland, Oregon 97204

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2010

This proxy statement is being furnished to you by the Board of Directors of Portland General Electric Company (“PGE” or the “company”) to solicit your proxy to vote your shares at our 2010 Annual Meeting of Shareholders. The meeting will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon at 10:00 a.m. Pacific Time on Thursday, May 13, 2010. This proxy statement and the enclosed proxy card and 2009 Annual Report are being mailed to shareholders, or made available electronically, on or about April 1, 2010.

Questions and Answers about the Annual Meeting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.

Why am I receiving these materials?

The Board of Directors has made these materials available to you on the Internet, or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the board’s solicitation of proxies for use at our 2010 Annual Meeting of Shareholders. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	Our proxy statement for the 2010 annual meeting; and

•	Our 2009 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the 2010 annual meeting.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability provides you with instructions regarding how to:

•	View our proxy materials for the 2010 annual meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

Who is entitled to vote at the annual meeting?

Holders of PGE common stock as of the close of business on the record date, March 8, 2010, may vote at the 2010 annual meeting, either in person or by proxy. As of the close of business on March 8, 2010, there were 75,267,944 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the 2010 annual meeting.

What matters will be voted on at the annual meeting?

There are two matters scheduled for a vote at the annual meeting:

1.	The election of directors; and

2.	The ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2010.

What are the board’s voting recommendations?

The board recommends that you vote your shares in the following manner:

•	FOR the election of each of the company’s nominees for director; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2010.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares. You also are invited to attend the annual meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting.

How can I vote my shares before the annual meeting?

If you hold shares in your own name as a shareholder of record, you may vote before the annual meeting by Internet by following the instructions contained in the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also cast your vote by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the annual meeting in the manner you indicate. You may do so by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Even if you plan to attend the annual meeting, we recommend that you vote before the meeting as described above so that your vote will be counted if you later decide not to attend the meeting. Submitting a proxy or voting through the telephone or the Internet will not affect your right to attend the annual meeting and vote in person.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, your shares will be voted as follows:

•	FOR the election of each of the company’s nominees for director; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2010.

If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?

New York Stock Exchange rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on the ratification of the appointment of the independent registered public accounting firm. However, as a result of recent amendments that became effective for shareholder meetings held on or after January 1, 2010, your broker does not have such discretionary authority to vote your shares with respect to the election of directors. If you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote on that proposal. As a result, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Could other matters be decided at the annual meeting?

As of the date of this proxy statement, we are unaware of any matters other than those set forth in the Notice of Annual Meeting of Shareholders that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

Can I vote in person at the annual meeting?

Yes. If you hold shares in your own name as a shareholder of record, you may come to the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in street name, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

What do I need to bring to be admitted to the annual meeting?

All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 8, 2010.

How can I change or revoke my vote?

If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	Notifying our Corporate Secretary in writing that you are revoking your proxy;

•	Delivering another duly signed proxy that is dated after the proxy you wish to revoke; or

•

Attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)

Any written notice of revocation, or later dated proxy, should be delivered to:

Portland General Electric Company

121 SW Salmon Street, 1WTC1301

Portland, Oregon 97204

Attention: Marc S. Bocci, Corporate Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.

If you are the beneficial owner of shares held in street name, please check with your broker or bank and follow the procedures your broker or bank provides if you wish to change your vote with respect to those shares.

What are the voting requirements to elect directors and approve the other proposal described in the proxy statement?

The vote required to approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required
Election of Directors	Plurality
Ratification of Appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against

The election of directors by a “plurality” of the votes cast at the meeting means that the nominees receiving the largest number of votes cast will be elected as directors up to the maximum number of directors to be elected at the meeting.

What is the “quorum” for the annual meeting and what happens if a quorum is not present?

The presence at the annual meeting, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 8, 2010 is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the annual meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the chairman of the meeting or the shareholders by a vote of the holders of a majority of votes present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to Proposal 1 (election of directors) and Proposal 2 (ratification of appointment of Deloitte & Touche LLP) will not affect the outcome of the vote.

What is a “broker non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to the election of directors. Accordingly, there might be broker non-votes with respect to the election of directors, but there will be no broker non-votes with respect to the ratification of the appointment of the independent registered public accounting firm. A broker non-vote with respect to the election of directors will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

Who will conduct the proxy solicitation and how much will it cost?

The company is soliciting your proxy for the annual meeting and will pay all the costs of the proxy solicitation process. We have engaged Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials, and we will pay their reasonable out-of-pocket expenses for these services. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.

Who will count the votes?

Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, Internet, or telephone. Nora E. Arkonovich, our Assistant Secretary, will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.

If you have any questions about voting your shares or attending the annual meeting, please call our Investor Relations Department at (503) 464-7395.

Security Ownership of Certain Beneficial Owners,

Directors and Executive Officers

On March 8, 2010 there were 75,267,944 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of PGE’s common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% or Greater Holders
BlackRock, Inc.(1)	4,651,784		6.19%
40 East 52nd Street
New York, NY 10022
The Bank of New York Mellon Corporation (2)	4,722,331		6.28%
One Wall Street, 31st Floor
New York, NY 10286
Non-Employee Directors
John W. Ballantine	5,246	(3)	*
Rodney L. Brown, Jr.	4,570	(3)	*
David A. Dietzler	5,246	(3)	*
Kirby A. Dyess	1,612	(3)	*
Peggy Y. Fowler	44,323	(3)	*
Mark B. Ganz	5,246	(3)	*
Corbin A. McNeill, Jr.	5,246	(3)	*
Neil J. Nelson	4,846	(3)(4)	*
M. Lee Pelton	5,246	(3)	*
Robert T. F. Reid	5,246	(3)	*
Named Executive Officers
James J. Piro	13,454		*
Maria M. Pope	3,256		*
J. Jeffrey Dudley	2,950		*
Stephen M. Quennoz	7,581		*
Arleen N. Barnett	7,902		*
All of the above officers and directors and other executive officers as a group (23 persons)	153,921		*

*	Percentage is less than 1% of PGE common stock outstanding.
(1)	As reported on Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010.
(2)	As reported on Schedule 13G filed with the Securities and Exchange Commission on February 4, 2010.
(3)	Includes the following number of shares of common stock that will be issued on March 31, 2010 upon the vesting of restricted stock units granted under the Portland General Electric Company 2006 Stock Incentive Plan: For Messrs. Ballantine, Brown, Dietzler, Ganz, McNeill, Nelson, Pelton, Reid and Ms. Fowler — 417 shares and for Ms. Dyess 403 shares. Restricted stock units do not have voting or investment power until the units vest and the underlying common stock is issued.
(4)	Shares are held jointly with the individual’s spouse, who shares voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers and persons who beneficially own more than 10% of our common stock. To the best of our knowledge, all of the filings required by Section 16(a) of the Securities Exchange Act of 1934 for our directors and executive officers and persons who beneficially own more than 10% of our common stock were made on a timely basis in 2009, except that (i) one late Form 4 was filed for Carol A. Dillin to report a sale of our common stock in 2009 and a sale of our common stock in 2008, (ii) a late Form 3 was filed for Kirby A. Dyess and (iii) one late Form 4 was filed for Ms. Dyess to report a grant of restricted stock units. The company timely filed the Form 3 and Form 4 reports for Ms. Dyess, but inadvertently used an incorrect CIK code. Amended reports for Ms. Dyess have been filed using the correct CIK code.

Executive Officers (1)

Name	Age	Business Experience
James J. Piro Chief Executive Officer and President	57	Appointed Co-Chief Executive Officer and President on January 1, 2009 and appointed Chief Executive Officer and President on March 1, 2009. Served as Executive Vice President, Chief Financial Officer and Treasurer from July 2002 to December 2008. Served as Senior Vice President Finance, Chief Financial Officer and Treasurer from May 2001 until July 2002. Served as Vice President, Chief Financial Officer and Treasurer from November 2000 until May 2001. Served as Vice President, Business Development from February 1998 until November 2000. Served as General Manager, Planning Support, Analysis and Forecasting, from 1992 until 1998.

Maria M. Pope Senior Vice President, Finance, Chief Financial Officer and Treasurer	45	Appointed to current position on January 1, 2009. Previously served as a director of the company from January 2006 to December 2008. Served as Vice President and Chief Financial Officer of Mentor Graphics Corporation, a software company based in Wilsonville, Oregon, from July 2007 to December 2008. Prior to joining Mentor Graphics, served as Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc., a pulp and wood products company, from December 2003 to April 2007. Pope & Talbot, Inc. filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on November 19, 2007. Ms. Pope previously worked for Levi Strauss & Co. and Morgan Stanley & Co., Inc.

Stephen R. Hawke Senior Vice President, Customer Service and Delivery	60	Appointed to current position in August 2006. Served as Vice President, Customer Service and Delivery from August 2004 until appointed to current position. Served as Vice President, System Engineering, Utility Services and Customer Service from October 2003 to August 2004. Served as Vice President, System Engineering and Utility Services from July 1997 until October 2003.

Name	Age	Business Experience
Arleen N. Barnett Vice President, Administration	58	Appointed to current position on August 2, 2004. Served as Vice President, Human Resources and Information Technology and as Corporate Compliance Officer from May 2001 until appointed to current position. Served as Vice President, Human Resources from February 1998 until May 2001.

O. Bruce Carpenter Vice President, Transmission and Distribution Services	59	Appointed to current position on August 1, 2009. Served as General Manager, Revenue Operations from January 2004 until appointed to current position.

Carol A. Dillin Vice President, Customers and Economic Development	52	Appointed to current position on August 1, 2009. Served as Vice President, Public Policy from February 2004 until appointed to current position. Served as Director of Public Affairs and Corporate Communications from April 1998 until February 2004.

J. Jeffrey Dudley Vice President, General Counsel and Corporate Compliance Officer	61	Appointed to current position on August 10, 2007. Served as Associate General Counsel from May 2001 until appointed to current position and was the lead regulatory attorney on state and federal matters.

Campbell A. Henderson Vice President, Information Technology and Chief Information Officer	56	Appointed to current position on August 1, 2006. Served as Chief Information Officer and General Manager, Information Technology from August 2005 until appointed to current position. Served as Chief Information Officer for Stockamp and Associates, a health care consulting organization, from 2003 until 2004. Served as Vice President, Chief Information Officer of Willamette Industries from 1998 to 2002.

James F. Lobdell Vice President, Power Operations and Resource Strategy	51	Appointed to current position on August 2, 2004. Served as Vice President, Power Operations from September 2002 until appointed to current position. Served as Vice President, Risk Management Reporting, Controls and Credit from May 2001 until September 2002.

Joe A. McArthur Vice President, Transmission	62	Appointed to current position on August 1, 2009. Served as Vice President, Transmission and Customer Service from July 2006 until appointed to current position. Served as Vice President, Distribution from July 1997 until July 2006.

William O. Nicholson Vice President, Distribution	51	Appointed to current position on August 1, 2009. Served as Vice President, Customers and Economic Development from May 2007 until appointed to current position. Served as General Manager, Distribution Western Region from April 2004 until May 2007. Served as General Manager, Distribution Line Operations & Services from February 2002 until April 2004.

Stephen M. Quennoz Vice President, Nuclear and Power Supply/Generation	62	Appointed to current position on July 25, 2002. Served as Vice President, Generation from January 2001 until appointed to current position.

W. David Robertson Vice President, Public Policy	42	Appointed to current position on August 1, 2009. Served as Director of Government Affairs from June, 2004 until appointed to current position.

(1)	Officers of PGE are elected for one-year terms or until their successors are elected and qualified.

Corporate Governance

Corporate Governance Program

PGE common stock is listed on the New York Stock Exchange. In connection with that listing, our board has implemented a corporate governance program, including the adoption of charters for our Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee; Corporate Governance Guidelines (including Categorical Standards for Determination of Director Independence); a Process for Handling Communications to the Board of Directors and Board Committees; a Code of Business Ethics and Conduct; and a Code of Ethics for the Chief Executive and Senior Financial Officers. These documents are published under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com and are available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, Portland, Oregon 97204, Attention: Corporate Secretary.

Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Members of the board are kept informed of our business by consulting with our Chief Executive Officer and other officers and senior management, by reviewing and approving capital and operating plans and budgets and other materials provided to them, by visiting our offices and plants and by participating in meetings of the board and its committees.

During 2009, the Board of Directors met six times. Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chairman of the board (or if the Chairman is not an independent director, the lead independent director) presides over these executive sessions. The non-management directors met in executive session four times in 2009, generally at the end of each board meeting. In the event that the non-management directors include directors who are not independent under the New York Stock Exchange listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. The independent directors met in executive session three times in 2009. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which the director served, during 2009 or the period in 2009 for which the director served.

It is our policy that directors are expected to attend the annual meeting of shareholders. A director who is unable to attend the annual meeting of shareholders (which it is understood may occur on occasion) is expected to notify the Chairman of the board. At the time of the 2009 annual meeting of shareholders, we had 10 directors. Eight of the 10 directors attended the 2009 annual meeting of shareholders.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day to day leadership and performance of the company. The Chairman of the board provides leadership to the board in exercising its role of providing advice to, and independent oversight of, management. The Chairman of the board also provides leadership in defining the board’s structure and activities in the fulfillment of its responsibilities, provides guidance to the Chief Executive Officer, sets the board meeting agendas with board and management input, and presides over meetings of the Board of Directors and meetings of shareholders. The board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the board’s oversight responsibilities continue to grow. While our bylaws and Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. Corbin A. McNeill, our current Chairman, is an independent director as defined in the New York Stock Exchange corporate governance listing standards and the company’s categorical standards with respect to the determination of director independence.

Board Oversight of Risk

Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. The board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal, regulatory and strategic risks. These reports help the board understand the company’s risk identification, risk management and risk mitigation strategies and processes.

While the board has ultimate responsibility for oversight of the risk management process, various committees of the board assist the board in fulfilling its oversight responsibilities for certain areas of risk. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reviews quarterly reports from the company’s Corporate Compliance Committee. In addition, the Audit Committee discusses guidelines and policies governing the process by which the company assesses and manages its exposure to risk and discusses the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation and Human Resources Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from the company’s compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for directors and executive officers, and corporate governance. The Finance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s power operations, capital projects, finance activities, credit and liquidity.

Selection of Candidates for Board Membership

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the board for election as directors. The committee seeks candidates with the qualifications and areas of expertise that will enhance the composition of the board. The committee does not have a formal policy with respect to the consideration of diversity in identifying director nominees, but believes it is important that the board represent a diversity of backgrounds, experience, gender and race. The committee considers a number of criteria in selecting nominees, including:

•	Demonstration of significant accomplishment in the nominee’s field;

•	Ability to make a meaningful contribution to the board’s oversight of the business and affairs of the company;

•	Reputation for honesty and ethical conduct in the nominee’s personal and professional activities;

•	Relevant background and knowledge in the utility industry;

•	Specific experiences and skills in areas important to the operation of the company; and

•	Business judgment, time availability, including the number of other boards of public companies on which a nominee serves, and potential conflicts of interest.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The shareholder’s name and evidence of ownership of PGE common stock, including the number of shares owned and the length of time of ownership; and

•

The candidate’s name, resume or listing of qualifications to be a director and consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the board.

The shareholder recommendation and information described above must be sent to our Corporate Secretary at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204 and must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.

The Nominating and Corporate Governance Committee retains an outside search firm to assist the committee members in identifying and evaluating potential nominees for the board. The committee also identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who might be available to serve on the board, especially business and civic leaders in the communities in our service area. As described above, the committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information to assess whether the person should be considered further. If the committee determines that the person warrants further consideration, the committee chair or another member of the committee will contact the person. Generally, if the person expresses a willingness to be a candidate and to serve on the board, the Nominating and Corporate Governance Committee will request information from the candidate, review the candidate’s accomplishments and qualifications and compare them to the accomplishments and qualifications of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, committee members may contact references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.

Non-Employee Director Compensation

The following table describes the compensation earned by persons who served as non-employee directors during any part of 2009.

2009 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
John W. Ballantine	$84,500	$29,989	$1,945	$1,036	$117,470
Rodney L. Brown, Jr.	56,000	29,989	307	1,036	87,332
David A. Dietzler	90,000	29,989	1,802	1,036	122,827
Kirby A. Dyess (5)	36,500	29,983	—	514	66,997
Peggy Y. Fowler (6)	49,083	29,989	—	957	80,029
Mark B. Ganz	54,000	29,989	—	1,036	85,025
Corbin A. McNeill, Jr.	149,500	29,989	—	1,036	180,525
Neil J. Nelson	73,000	29,989	—	1,036	104,025
M. Lee Pelton	71,000	29,989	—	1,036	102,025
Robert T. F. Reid	68,500	29,989	—	1,036	99,525

(1)	Amounts in this column include retainers, meeting fees and chair fees.
(2)	Amounts in this column represent the grant date fair value of restricted stock unit grants made in 2009, the terms of which are discussed below in the section entitled “Restricted Stock Unit Grants.” These grants were made to all directors on May 12, 2009 in respect of services to be performed during the ensuing 12-month period, except that Ms. Dyess received her grant on August 4, 2009 following her appointment to the board on June 18, 2009.
(3)	Amounts in this column constitute above-market interest earned on deferred compensation balances under the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan.
(4)	This column shows amounts earned in respect of dividend equivalent rights under restricted stock unit awards. See the discussion below under “Restricted Stock Unit Grants.” The value of the dividend equivalent rights was not incorporated into the “Stock Awards” column.
(5)	Ms. Dyess was appointed to the Board of Directors effective June 18, 2009.
(6)	Ms. Fowler resigned as President of the company on January 1, 2009 and as Co-Chief Executive Officer on March 1, 2009. Amounts in this row constitute compensation that Ms. Fowler earned as a non-employee director.

Current Compensation Arrangements for Non-Employee Directors

The following table describes the current compensation arrangements with our non-employee directors:

Annual Cash Retainer Fee	$30,000
Additional Annual Cash Retainer for Chairman of the Board	75,000
Additional Annual Cash Retainer Fee for Audit Committee Chair	15,000
Additional Annual Cash Retainer for Other Committee Chairs	7,500
Board and Committee Meeting Fees
Attendance in person	3,000
Telephone attendance	1,000
Value of Annual Grant of Restricted Stock Units	30,000

The annual cash retainers and board and committee meeting fees are paid quarterly in arrears. We will also reimburse certain expenses related to the directors’ service on the board, including expenses in connection with attendance at board and committee meetings.

Our non-employee directors are required to hold at least 3,300 shares of PGE common stock while serving as a director. Non-employee directors elected at the 2007 annual meeting of shareholders have three years from the date of that meeting to meet this requirement. Non-employee directors appointed or elected after the 2007 annual meeting of shareholders must meet this requirement within three years following the first annual meeting at which they are elected.

Restricted Stock Unit Grants

Each non-employee director, other than Ms. Dyess, received a grant of restricted stock units on May 12, 2009. Ms. Dyess received a grant of restricted stock units on August 4, 2009, following her appointment to the board on June 18, 2009. The number of restricted stock units each director received was determined by dividing $30,000 by the closing price of PGE common stock on the date of grant. We intend to make additional grants of $30,000 worth of restricted stock units to each director each year on or about the date of our annual meeting of shareholders. Each restricted stock unit represents the right to receive one share of common stock at a future date. Provided that the director remains a non-employee member of the board, the restricted stock units will vest over a one-year vesting period in equal installments on the last day of each calendar quarter and will be settled exclusively in shares of common stock. Restricted stock units do not have voting rights with respect to the underlying common stock until the units vest and the common stock is issued.

Each director also was granted one dividend equivalent right with respect to each restricted stock unit. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on one share of common stock, having a record date between the grant date and vesting date of the related restricted stock unit. The dividend equivalent rights will be settled exclusively in cash on the date that the related dividends are paid to holders of common stock.

The grants of restricted stock units and dividend equivalent rights were made pursuant to the terms of the Portland General Electric Company 2006 Stock Incentive Plan. The grants are subject to the terms and conditions of the plan and agreements between PGE and each director.

Outside Directors’ Deferred Compensation Plan

The company maintains the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan to provide directors with the opportunity to defer payment of compensation for their board service. Directors may defer fees and retainers, as well as any other form of cash remuneration included on a deferral election form approved by the Compensation and Human Resources Committee. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half percentage point higher than the Moody’s Average Corporate Bond rate. Benefit payments under the plan may be made in a lump sum or in monthly installments over a maximum of 180 months.

Director Independence

For a director to be considered independent under the New York Stock Exchange (“NYSE”) corporate governance listing standards, the Board of Directors must affirmatively determine that the director does not have any direct or indirect material relationship with the company, including any of the relationships specifically proscribed by the NYSE independence standards. The board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee.

In addition to complying with NYSE independence standards, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. Under our Categorical Standards for Determination of Director Independence, a director must be determined to have no material relationship with the company other than as a director. These standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate families with respect to past employment or affiliation with the company, its customers or its independent registered public accounting firm. The standards also restrict commercial and not-for-profit relationships with the company, and prohibit Audit Committee members from having any accounting, consulting, legal, investment banking or financial advisory relationships with the company. Directors may not be given personal loans or extensions of credit by the company, and all directors are required to deal at arm’s length with the company and its subsidiaries, and to disclose any circumstance that may result in the director no longer being considered independent. The full text of our Categorical Standards for Determination of Director Independence is published as an addendum to our Corporate Governance Guidelines, which are available under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com.

During its review of director independence, the board considered whether there were any transactions or relationships between the company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The board also considered our charitable contributions to not-for-profit organizations for which a director or an immediate family member of a director serves as a board member or executive officer. In addition, the board considered that in the ordinary course of our business we provide electricity to some directors and entities with which they are affiliated on the same terms and conditions as provided to other customers of the company.

As a result of this review, the board affirmatively determined that the following directors nominated for election at the annual meeting are independent under the NYSE listing standards and our independence standards: John W. Ballantine, Rodney L. Brown, Jr., David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Corbin A. McNeill, Jr., Neil J. Nelson, M. Lee Pelton and Robert T. F. Reid.

The board determined that James J. Piro and Peggy Y. Fowler are not independent. Mr. Piro is not independent because of his employment as our Chief Executive Officer and President. Ms. Fowler is not independent because she was an employee of the company during the past three years.

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Human Resources Committee and the Finance Committee. The Board of Directors has determined that each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee is comprised solely of independent directors in accordance with the NYSE listing standards. Copies of the charters for each of these committees are available under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com.

The table below provides membership information for each of the committees as of March 31, 2010.

	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Human Resources Committee	Finance Committee
John W. Ballantine			X	Chair
Rodney L. Brown, Jr.		X
David A. Dietzler	Chair	X
Kirby A. Dyess	X
Peggy Y. Fowler				X
Mark B. Ganz				X
Corbin A. McNeill, Jr.		Chair
Neil J. Nelson	X		X
M. Lee Pelton		X	X
Robert T. F. Reid			Chair

Audit Committee

The Audit Committee met nine times in 2009. Under the terms of its charter, the Audit Committee must meet at least once each quarter. The committee regularly meets separately with management, our internal auditor and our independent registered public accounting firm. The responsibilities of the Audit Committee include:

•	Retaining our independent registered public accounting firm;

•	Evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	Overseeing matters involving accounting, auditing, financial reporting and internal control functions, including the integrity of our financial statements and internal controls;

•

Approving audit and permissible non-audit service engagements to be undertaken by our independent registered public accounting firm through the pre-approval policies and procedures adopted by the committee;

•	Reviewing the performance of our internal audit function;

•

Reviewing the company’s annual and quarterly financial statements and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q and recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K; and

•	Discussing the guidelines and policies governing the process by which we assess and manage our exposure to risk.

The committee has the authority to secure independent expert advice to the extent the committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the committee in fulfilling its duties and responsibilities.

The Board of Directors has determined that Mr. Dietzler is an “audit committee financial expert” as that term is defined under rules of the Securities and Exchange Commission.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times in 2009. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:

•	Identifying and recommending to the board individuals qualified to serve as directors and on committees of the board;

•	Advising the board with respect to board and committee composition and procedures;

•	Developing and recommending to the board a set of corporate governance guidelines;

•	Reviewing the succession plans for the Chief Executive Officer and senior officers; and

•	Overseeing the self-evaluation of the board and coordinating the evaluations of the board committees.

The committee may retain or terminate search firms to identify director candidates, and has the sole authority to approve the search firm’s fees and other retention terms. The committee also may retain independent counsel or other consultants or advisers as it deems necessary to assist in its duties to the company.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee met seven times in 2009. Under the terms of its charter, the committee must meet at least two times annually. The committee’s responsibilities include:

•

Together with the other independent directors, evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, both generally and with respect to approved performance goals;

•

Evaluating annually the performance of the other executive officers in light of the goals and objectives applicable to such executive officers, which may include requesting that the Chief Executive Officer provide performance evaluations for such executive officers and recommendations with respect to the compensation of such executive officers (including long-term incentive compensation);

•

Either as a committee or, if directed by the board, together with the other independent directors, determining and approving the compensation of the Chief Executive Officer and the other executive officers in light of the evaluation of the officers’ performance;

•	Reviewing and approving, or recommending approval of, perquisites and other personal benefits to our executive officers;

•	Reviewing our executive compensation plans and programs annually and approving or recommending to the board new compensation plans and programs or amendments to existing plans and programs; and

•	Reviewing and approving any severance or termination arrangements to be made with any executive officer.

Under its charter, the committee has authority to retain and terminate compensation consultants to assist the committee in carrying out its responsibilities, including sole authority to approve the consultants’ fees and other retention terms. The committee has engaged Towers Watson (the company resulting from the recent merger of Watson Wyatt Worldwide and Towers Perrin Forster & Crosby, Inc.) to advise it on matters related to executive compensation.

The committee is supported in its work by members of our Compensation and Benefits Department. The formal role of our executive officers in determining executive compensation is limited to the responsibility of the Chief Executive Officer to provide the committee with a self-evaluation, as well as an evaluation of the performance of the other executive officers. The committee may also seek input from our executive officers in developing overall compensation philosophy and decisions about specific pay components.

The committee has authority to conduct or authorize investigations or studies of matters within the committee’s scope of responsibilities, and to retain independent counsel or other consultants or advisers as it deems necessary to assist it in those matters. To the extent permitted by applicable law, regulation or the NYSE listing standards, the committee may form subcommittees and delegate to the subcommittees, or to the committee chairperson individually, the power and authority the committee deems appropriate.

Finance Committee

The Finance Committee met six times in 2009. Under the terms of its charter, the committee meets as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The committee is responsible for:

•	Reviewing and recommending to the board financing plans, and annual capital and operating budgets, proposed by management;

•	Reviewing and approving certain costs for projects, initiatives, transactions and other activities within the ordinary business of the company;

•	Reviewing our capital and debt structure and approving or recommending the issuance of equity and secured and unsecured debt;

•	Reviewing and recommending to the board dividends, including changes in dividend amounts, dividend payout goals and objectives;

•	Reviewing earnings forecasts;

•	Reviewing and recommending to the board investment policies and guidelines and the use of derivative securities to mitigate financial and foreign currency exchange risk; and

•	Overseeing the control and management of benefit plan assets and investments.

Policies on Business Ethics and Conduct

All of our directors, officers and employees are required to abide by our Code of Business Ethics and Conduct. This code of ethics covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. Our Chief Executive Officer, Chief Financial Officer and Controller are also required to abide by the Code of Ethics for Chief Executive and Senior Financial Officers. These ethics codes form the foundation of a comprehensive program of compliance with our Guiding Behaviors — Be Accountable, Earn Trust, Dignify People, Make the Right Thing Happen, Positive Attitude and Team Behavior — and all corporate policies and procedures to ensure that our business is conducted ethically and in strict adherence to all laws and regulations applicable to us. Employees are responsible for reporting any violation, including situations or matters that may be considered to be unethical or a conflict of interest under the ethics codes.

The full texts of both the Code of Business Ethics and Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, Portland, Oregon 97204, Attention: Corporate Secretary. Any future amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior

Financial Officers, and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller, will be disclosed on our website promptly following the amendment or waiver.

NYSE rules require listed company audit committees to have procedures in place regarding the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and allowing for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place. In addition, we have a Policy Regarding Compliance with Securities and Exchange Commission Attorney Conduct Rules that requires all of our lawyers to report to the appropriate persons at the company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by the company or any of its directors, officers, employees or agents.

Certain Relationships and Related Person Transactions

PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers have established a trust that is partly funded by PGE to provide health and welfare benefits to employees and retirees who are covered by one of the collective bargaining agreements between PGE and the union. The trust is administered by a Board of Trustees composed of six members, three of whom are appointed by PGE and three of whom are appointed by the union. Currently all six members of the Board of Trustees are PGE employees, one of whom, Joe A. McArthur, Vice President, Transmission, is an executive officer. All decisions of the Board of Trustees must be by majority vote, with the members appointed by each party jointly having one vote. By action of the Board of Trustees, the trust engaged Regence BlueCross BlueShield of Oregon, a subsidiary of The Regence Group, to provide health products and services. Pursuant to the agreement between PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers, PGE pays approximately $900,000 per month, less than 2% of The Regence Group’s consolidated gross revenues, to the trust toward the cost of these services. Mark B. Ganz, a member of our Board of Directors, is President and Chief Executive Officer and a director of The Regence Group.

We do not have a separate written policy or procedures for the review, approval or ratification of transactions with related persons. However, our Corporate Governance Guidelines and our Code of Business Ethics and Conduct address conflicts of interest and relationships with PGE. In its consideration of nominees for the Board of Directors, the Nominating and Corporate Governance Committee examines possible related person transactions as part of its review. The Board of Directors annually reviews the relationship that each director has with PGE, which includes relationships with our officers and employees, our auditors and our customers. Our Code of Business Ethics and Conduct requires any person, including our directors and officers, to report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any potential conflict of interest under the code involving a director, an executive officer or our Controller is reviewed by the Audit Committee. Only the Audit Committee may waive a conflict of interest involving a director, an executive officer or our Controller, which will be promptly disclosed to our shareholders to the extent required by law. In its review of director independence, the Board of Directors considered the related person transaction described above.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Human Resources Committee during 2009 were Robert T. F. Reid, John W. Ballantine, Neil J. Nelson and M. Lee Pelton. All members of the committee during 2009 were independent directors and no member was an employee or former employee. During 2009, no member of the committee had any relationship requiring disclosure above under “Certain Relationships and Related Person Transactions.” During 2009, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Human Resources Committee or Board of Directors.

Audit Committee Report

The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the company and its subsidiaries. Management is responsible for the company’s internal controls and the financial reporting process, including the integrity and objectivity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the company’s financial statements, expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.

The committee has met and held discussions with management and Deloitte regarding the fair and complete presentation of the company’s financial results and the effectiveness of the company’s internal control over financial reporting. The committee has discussed with Deloitte significant accounting policies that the company applies in its financial statements, as well as alternative treatments. The committee also discussed with the company’s internal auditor and Deloitte the overall scope and plans for their respective audits.

Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the consolidated financial statements with management and Deloitte.

The committee has reviewed and discussed with Deloitte all communications required by generally accepted auditing standards. In addition, the committee has received the written disclosures and the letter regarding independence from Deloitte, as required by Ethics and Independence Rule 3526 (“Communication with Audit Committees Concerning Independence”) as adopted by the Public Company Accounting Oversight Board, and has discussed such information with Deloitte.

Based upon the review, discussions and representations referenced above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The committee has appointed Deloitte as the company’s independent registered public accounting firm for fiscal year 2010.

Audit Committee

David A. Dietzler, Chair

Kirby A. Dyess

Neil J. Nelson

Principal Accountant Fees and Services

The aggregate fees billed by Deloitte & Touche LLP for 2009 and 2008 were as follows:

	2009	2008
Audit Fees(1)	$1,413,683	$1,212,626	(5)
Audit-Related Fees(2)	173,330	170,784
Tax Fees(3)	—	—
All Other Fees(4)	4,910	4,485
Total	$1,591,923	$1,387,895

(1)	For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 and for the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the Securities and Exchange Commission, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.
(2)	For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(3)	For professional tax services, including consulting and review of tax returns.
(4)	For all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters.
(5)	Includes adjustment to the amount previously reported to reflect the actual amount billed.

Pre-Approval Policy for Independent Auditor Services

The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services, including estimated fees, expected to be rendered during that year by the independent registered public accounting firm.

In addition, the Audit Committee requires pre-approval of all audit and permissible non-audit services provided by the company’s independent auditors, pursuant to a pre-approval policy adopted by the committee. The term of pre-approval is 12 months, unless the Audit Committee specifically provides for a different period. A detailed written description of the specific audit, audit-related, tax and other services that have been pre-approved, including specific monetary limits, is required. The Audit Committee may also pre-approve particular services and fees on a case-by-case basis. Management and the independent auditors are required to report at least quarterly to the Audit Committee regarding the actual services, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with this policy.

All audit and permissible non-audit services provided by the independent auditors during 2009 and 2008 were pre-approved by the Audit Committee.

Proposal 1: Election of Directors

The Board of Directors

All of our directors are elected annually by shareholders. Directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Our bylaws provide that the Board of Directors may determine the size of the board, which the board has currently set at 11 directors.

The board has nominated all of the current directors for re-election as directors. They are: John W. Ballantine, Rodney L. Brown, Jr., David A. Dietzler, Kirby A. Dyess, Peggy Y. Fowler, Mark B. Ganz, Corbin A. McNeill, Jr., Neil J. Nelson, M. Lee Pelton, James J. Piro, and Robert T. F. Reid. This slate of nominees satisfies the NYSE listing standards for board composition and majority director independence. See the section above entitled “Corporate Governance — Director Independence” for further details regarding director independence.

All of the nominees have agreed to serve if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies will be voted for a substitute director. We do not expect that any nominee will be unavailable or unwilling to serve.

Director Nominees

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated an ability to exercise sound judgment, as well as a commitment of service to the company and the board.

John W. Ballantine, age 64, director since February 2004

Mr. Ballantine has been an active, self-employed private investor since 1998, when he retired from First Chicago NBD Corporation where he had most recently served as Executive Vice President and Chief Risk Management Officer. During his 28-year career with First Chicago, Mr. Ballantine was responsible for International Banking operations, New York operations, Latin American Banking, Corporate Planning, U.S. Financial Institutions business and a variety of trust operations. Mr. Ballantine also serves on the boards of directors of DWS Funds and Healthways, Inc. We believe that Mr. Ballantine’s qualifications to serve on our board include his extensive experience in finance and risk management, his experience in various executive and leadership roles for First Chicago NBD Corporation, as well as his experience on the boards of other companies. Mr. Ballantine’s expertise in finance and risk management are of great value to the board, given the company’s significant ongoing and anticipated capital programs and the company’s focus on enterprise risk management.

Mr. Ballantine is Chairman of the Finance Committee and a member of the Compensation and Human Resources Committee.

Rodney L. Brown, Jr., age 53, director since February 2007

Mr. Brown is Managing Partner with Cascadia Law Group PLLC, a Seattle, Washington law firm he founded in 1996, which specializes in environmental law in the Pacific Northwest. From 1992 to 1996, Mr. Brown was a Managing Partner at the Seattle office of Morrison & Foerster, LLP, a large international law firm. We believe that Mr. Brown’s qualifications to serve on our board include his experience as an environmental lawyer and his extensive knowledge of environmental laws and regulations to which the company is subject.

Mr. Brown is a member of the Nominating and Corporate Governance Committee.

David A. Dietzler, age 66, director since January 2006

Mr. Dietzler has been a certified public accountant for nearly 39 years and retired as a partner of KPMG LLP, a public accounting firm, in 2005. During his last 10 years with KPMG LLP he served in both administrative and client service roles, which included serving on the firm’s Board of Directors, including Governance, Nominating and Board Process and Evaluation committees, and was the Pacific Northwest partner in charge of the Audit Practice for KPMG’s offices in Anchorage, Boise, Billings, Portland, Salt Lake City, and Seattle, as well as the Managing Partner of the Portland office. We believe that Mr. Dietzler’s qualifications to serve on our board include his 37 years of experience auditing public companies and working with audit committees of public companies, his experience as a director of KPMG LLP, his knowledge of Securities and Exchange Commission filing requirements, financial reporting, internal control and compliance requirements, and the experience he acquired through his leadership roles for the Pacific Northwest offices of KPMG.

Mr. Dietzler is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

Kirby A. Dyess, age 63, director since June 2009.

Ms. Dyess is a principal in Austin Capital Management LLC, where she evaluates, invests in, and assists early stage companies in the Pacific Northwest. In addition, she serves on the board of directors of two publicly traded companies — Itron, Inc. and Merix Corporation. She also is chair of the compensation committees of Merix Corporation and Itron, Inc., has served on the audit committees of Itron, Inc. and Menasha Corporation and has served on the governance committees of Merix Corporation, Itron, Inc. and Menasha Corporation. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years in various executive and management positions at Intel Corporation, most recently serving as Vice President and Director of Intel Capital Operations from June 2001 to December 2002 and as Vice President and Director of Strategic Acquisitions/New Business Development from November 1996 to June 2001. We believe that Ms. Dyess’ qualifications to serve on our board include the experience she acquired during her career at Intel Corporation in the areas of risk management, human resources, operations, government relations, mergers and acquisitions, and the initiation of start-up businesses, and her experience serving on boards of other companies.

Ms. Dyess is a member of the Audit Committee.

Peggy Y. Fowler, age 58, director since August 1998

Ms. Fowler served as Chief Executive Officer and President of the company from April 2000 to December 31, 2008 and as Co-Chief Executive Officer from January 1, 2009 to March 1, 2009. She was Chair of the board from May 2001 until January 2004. She served as President of the company from 1998 until 2000. She served as Chief Operating Officer of PGE Distribution Operations from 1996 until 1998. Previously, she served in various positions with the company, including Senior Vice President Customer Service and Delivery and Vice President Power Production and Supply. She also serves on the boards of directors of The Regence Group, Umpqua Holdings Corporation, Hawaiian Electric Company, Inc. and the Portland Branch board of directors of the Federal Reserve Bank of San Francisco. We believe that Ms. Fowler’s qualifications to serve on our board include her extensive knowledge of the company and the utility industry, her 35 years of diverse experience as an employee of the company (which include experience in most operational areas of the company), her experience in various executive officer positions for the company, including Chief Executive Officer, and her experience serving on boards of other companies.

Ms. Fowler is a member of the Finance Committee.

Mark B. Ganz, age 49, director since January 2006

Mr. Ganz has served as President and Chief Executive Officer of The Regence Group, a parent corporation of various companies offering health, life and disability products and services under the BlueCross and BlueShield trademarks, since April 2004. Prior to holding his current position, Mr. Ganz served as President and Chief Operating Officer of The Regence Group from 2003 to 2004 and President of Regence BlueCross BlueShield of Oregon from 2001 to 2003. He was Senior Vice President, Chief Legal & Compliance Officer and Corporate Secretary of The Regence Group from 1996 to 2001. Mr. Ganz also serves on the board of directors of The Regence Group. We believe that Mr. Ganz’ qualifications to serve on our board include his experience in various executive roles and his expertise in executive compensation, corporate governance, and ethics and compliance programs.

Mr. Ganz is a member of the Finance Committee.

Corbin A. McNeill, Jr., age 70, director since February 2004

Mr. McNeill served as Chairman and co-Chief Executive Officer of Exelon Corporation, which was formed in October 2000 by the merger of PECO Energy Company and Unicom Corporation until his retirement in 2002. Prior to the merger, he was Chairman, President and Chief Executive Officer of PECO Energy Company. He serves on the boards of directors of Ontario Power Generation Inc., Associated Electric & Gas Insurance Services Limited, Owens-Illinois, Inc., and Silver Spring Networks. Mr. McNeill is also a graduate of the Stanford University Executive Management Program. We believe that Mr. McNeill’s qualifications to serve on our board include his experience in the utility industry, his experience as a chief executive officer of publicly traded utilities, and his experience serving on boards of other companies.

Mr. McNeill is Chairman of our Board of Directors and Chairman of the Nominating and Corporate Governance Committee.

Neil J. Nelson, age 51, director since October 2006

Mr. Nelson has served as President and Chief Executive Officer of Siltronic Corporation since July 2003. He previously served as Vice President of Operations of Siltronic from 2000 to 2003. From 1987 to 2000, he served in various positions with Mitsubishi Silicon America. Mr. Nelson also serves on the board of directors of Siltronic Corporation. We believe that Mr. Nelson’s qualifications to serve on our board include his experience in overseeing company-wide and divisional operations for Siltronic Corporation and divisional operations for Mitsubishi Silicon America, his 20 years of experience in overseeing manufacturing operations at the department, division and company-wide levels, and his experience in developing compensation programs over the past 15 years for Siltronic Corporation and Mitsubishi Silicon America.

Mr. Nelson is a member of the Audit Committee and the Compensation and Human Resources Committee.

M. Lee Pelton, age 59, director since January 2006

Dr. Pelton has served as President of Willamette University since July 1999. From 1991 until 1998, he was Dean of Dartmouth College. Prior to 1991, he held faculty and administrative posts at Colgate University and Harvard University. Dr. Pelton also serves on the board of directors of PLATO Learning, Inc. We believe that Dr. Pelton’s qualifications to serve on our board include his experience in leadership positions at several universities, his connections to the academic community, his knowledge in the area of university relations and collaborations, his experience serving on boards of other companies, and the unique perspective he brings to various issues considered by the board as a result of his academic background and accomplishments.

Dr. Pelton is a member of the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee.

James J. Piro, age 57, director since January 2009

Mr. Piro has served as Chief Executive Officer and President since March 1, 2009 and as Co-Chief Executive Officer and President from January 1, 2009 to March 1, 2009. He was appointed to the Board of Directors effective January 1, 2009 in conjunction with his appointment as Co-Chief Executive Officer and President. From July 2002 to December 2008, he served as Executive Vice President Finance, Chief Financial Officer and Treasurer. From May 2001 to July 2002, he served as Senior Vice President Finance, Chief Financial Officer and Treasurer. From November 2000 to May 2001, he served as Vice President, Chief Financial Officer and Treasurer. Prior to November 2000, he served in various positions with the company, including Vice President, Business Development and General Manager, Planning Support, Analysis and Forecasting. We believe that Mr. Piro’s qualifications to serve on our board include his current role as Chief Executive Officer and President of the company, his 30 years of diverse experience as an employee of the company (which includes various executive and management positions) and his extensive knowledge of the company and the utility industry.

Robert T. F. Reid, age 61, director since January 2006

Mr. Reid served as Chair of British Columbia Transmission Corporation from 2003 to November 2008 and as a director of British Columbia Transmission Corporation from 2003 to July 2009. Mr. Reid served as president of Duke Energy Corporation’s Canadian operations from 2002 to 2003. He served as Executive Vice President and Chief Operating Officer of Westcoast Energy Inc. from 2001 until its acquisition by Duke Energy in 2002. Prior to his appointment as Westcoast’s Chief Operating Officer in 2001, Mr. Reid held senior executive positions in both the natural gas industry and in government service, including Union Gas Ltd., Westcoast Energy Inc., Pan-Alberta Gas, Foothills Pipe Lines, and the Independent Petroleum Association of Canada. He also serves as a director of Fort Chicago Energy Partners L.P. and Greystone Capital Management, Inc. and has served as a director of several public companies in Canada, including Union Gas Ltd., Cameco Corporation and Canada Life Assurance Company. We believe that Mr. Reid’s qualifications to serve on our board include his experience in the utility and gas industries, his experience in a variety of senior executive positions and his experience serving on the boards of several large public companies.

Mr. Reid is Chairman of the Compensation and Human Resources Committee.

Directors are elected by a plurality of the votes cast at the annual meeting. Election by a plurality means that the eleven nominees who receive the largest number of votes cast will be elected as directors, provided that a majority of the outstanding shares of common stock are present in person or represented by proxy at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS.

Proposal 2: Ratification of the Appointment of

Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the consolidated financial statements of PGE and its subsidiaries for the fiscal year ending December 31, 2010, and to audit the effectiveness of internal control over financial reporting as of December 31, 2010.

The Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues raised by the most recent quality control review, the coordination of the firm’s efforts with our internal audit department and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of those services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with Deloitte in all of these respects.

Under NYSE and Securities and Exchange Commission rules, and the Audit Committee Charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the shareholders. The Board of Directors, however, considers the appointment of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by the shareholders as a matter of good corporate practice. One or more representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Ratification of the appointment of Deloitte as the company’s independent registered public accounting firm will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Equity Compensation Plans

The following table provides information as of December 31, 2009, for the Portland General Electric Company 2006 Stock Incentive Plan and the Portland General Electric Company 2007 Employee Stock Purchase Plan. The 2006 Stock Incentive Plan was amended and restated as of October 24, 2007 and was approved by the shareholders on May 7, 2008 at the company’s 2008 annual meeting of shareholders. The 2007 Employee Stock Purchase Plan was approved by the shareholders on May 2, 2007 at the company’s 2007 annual meeting of shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	610,993	(1)	N/A	4,468,427	(2)(3)
Equity Compensation Plans not approved by security holders	N/A		N/A	N/A
Total	610,993	(1)	N/A	4,468,427	(2)(3)

(1)	Represents outstanding restricted stock units and related dividend equivalent rights issued under the 2006 Stock Incentive Plan, and assumes maximum payout for restricted stock units with performance-based vesting conditions. The restricted stock units do not have an exercise price and are issued when award criteria are satisfied. See “Non-Employee Director Compensation — Restricted Stock Unit Grants” above and “Long-Term Equity Awards” below for further information regarding the 2006 Stock Incentive Plan.
(2)	Represents shares remaining available for issuance under the 2006 Stock Incentive Plan and the 2007 Employee Stock Purchase Plan.
(3)	As of December 31, 2009, 63,413 shares of common stock were issued pursuant to the 2007 Employee Stock Purchase Plan. A new 6-month purchase period under the plan began on January 1, 2010. Approximately 14,000 shares available for future issuance under the plan are subject to purchase in the purchase period from January 1, 2010 to June 30, 2010. The number of shares subject to purchase during any purchase period depends on the number of current participants and the price of the common stock on the date of purchase.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee of the Board of Directors has reviewed and discussed with the company’s management the following Compensation Discussion and Analysis prepared by the company’s management and, based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Human Resources Committee

Robert T. F. Reid, Chair

John W. Ballantine

Neil J. Nelson

M. Lee Pelton

Compensation Discussion and Analysis

This section is intended to inform our shareholders about our 2009 executive compensation program, particularly as it relates to the following individuals, who were our “named executive officers” in 2009:

Name	Position(s) Held in 2009
James J. Piro	Chief Executive Officer and President*
Maria M. Pope	Senior Vice President, Finance, Chief Financial Officer and Treasurer
J. Jeffrey Dudley	Vice President, General Counsel and Corporate Compliance Officer
Stephen M. Quennoz	Vice President, Nuclear and Power Supply/Generation
Arleen N. Barnett	Vice President, Administration

*	Mr. Piro served as Co-Chief Executive Officer and President from January 1 through February 28, 2009 and has served as Chief Executive Officer and President since March 1, 2009.

I. Roles and Responsibilities

The Compensation and Human Resources Committee (“Compensation Committee”) oversees the compensation of the company’s executive officers. Each year the Compensation Committee reviews the performance of the executive officers, establishes base salaries and grants incentive awards. The committee also reviews the company’s executive compensation plans and programs and makes changes or recommends changes to the Board of Directors. Additional information concerning the Compensation Committee is on page 16 under the subheading “Compensation and Human Resources Committee” and on page 18 under the subheading “Compensation Committee Interlocks and Insider Participation.”

The company’s executive officers do not set executive pay. Management provides information and recommendations on compensation matters to the Compensation Committee, particularly in areas requiring detailed knowledge of company operations and the utility industry. In 2009, our management team assisted the committee with the review of performance goals for incentive awards and made recommendations for revisions to our incentive award programs based on the results of this review. Mr. Piro provided input on financial and operating results and the individual performance of the other executive officers. Our CEO does not make recommendations to the committee regarding his own compensation.

The Compensation Committee retained a compensation consultant, Watson Wyatt Worldwide (“Watson Wyatt”), to assist it throughout the year with the development of the company’s executive compensation programs. In 2009 the Compensation Committee also engaged Towers Perrin Forster & Crosby, Inc. (“Towers Perrin”) to assist with the review of performance targets under the company’s annual cash incentive award program. These engagements are discussed below under the heading “Compensation Consultants.”

II. Goals and Guiding Principles

The goals of the company’s executive compensation program are to attract and retain highly qualified executives and to provide them with incentives to advance the interests of our stakeholders, which include our shareholders, our customers and the communities we serve. In attempting to accomplish these goals, the Compensation Committee is guided by the following principles:

Incentive Pay

•	Increasing degrees of responsibility should be accompanied by increasing shares of the risks and rewards of company performance.

•

A significant portion of our executives’ incentive awards should be equity-based and should vest over a period of several years. This helps align our executives’ interests with the interests of our shareholders.

•	Targets for incentive awards should encourage improvement in key areas, but should not promote rapid improvements at the expense of safety and reliability.

Competitive Pay

•	Executive pay should be competitive within the utility industry and organizations with which we compete for employees.

•

We evaluate base salaries and incentive award opportunities by reference to the median of the market. Pay may deviate from the median based on a variety of factors, including company performance and individual qualifications and performance.

Team-Based Pay

•	To promote respect and teamwork, internal pay equity should be maintained.

III. Market Comparison Data

To ensure the competitiveness of our executives’ pay the Compensation Committee considers market comparisons to establish base salary ranges and the level of incentive awards. The data the committee relies on are provided by Watson Wyatt and are derived from utility industry compensation surveys and studies of the compensation practices of a peer group of utility companies.

Watson Wyatt used the following surveys and databases in developing its market comparisons for executive compensation in 2009:

•	The 2008 Towers Perrin Energy Services Executive Database;

•	The 2008/2009 Watson Wyatt Data Services Top Management Comp Calculator; and

•	The 2007/2008 Mercer Energy Compensation Survey.

For its 2009 compensation decisions, the Compensation Committee selected the following 15 companies as our peer group:

• Alliant Energy Corporation • Avista Corp. • Cleco Corporation • DPL Inc. • El Paso Electric Co. • Great Plains Energy Inc. • Idacorp, Inc. • Northwestern Corp.	• Northwest Natural Gas Company • OGE Energy Corp. • Pinnacle West Capital Corporation • Sierra Pacific Resources • Unisource Energy Corporation • Westar Energy Inc. • Wisconsin Energy Corporation

We include Northwest Natural because its geographical proximity makes it a potential competitor for executive talent. We selected the other members of the peer group because we believe they represent the best match with the company based on the following criteria:

•	Business Mix. Our peer companies should be vertically integrated utilities, which have minimal non-regulated business activities and a comparable energy generation mix.

•	Market Capitalization. Our peer companies should be in the small to mid cap range (between $1 and $5 billion).

•	Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix, and balanced growth expectations.

•

Regulatory Environment. Our peer companies should have a comparable allowed return on equity, retail competition primarily limited to large volume non-residential energy users and a history of recovery on regulatory assets, fuel and power costs, and deferred costs.

•	Capital Structure. Our peer companies should have, on average, investment grade ratings, moderate leverage (less than 60% debt to total capitalization ratio), and no significant liquidity concerns.

IV. Components of Executive Pay

Our 2009 executive pay packages included the following components:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term incentive equity awards; and

•	Other standard benefits, including retirement benefits, health and welfare benefits and certain perquisites.

As a hiring incentive, we also provided a $50,000 cash signing bonus and restricted stock units with time-based vesting conditions with a grant-date value of approximately $100,000 to our newly hired CFO, Maria Pope.

Each of these components contributes to the competitiveness of our pay packages. In addition, incentive awards can be structured to further align executives’ interests with important stakeholder interests.

The components of our executive pay program are described in greater detail below.

A. Base Salaries.

1. Overview. We pay base salaries to provide a fixed amount of compensation at levels needed to attract and retain qualified executives. To assist us in establishing executive salaries, our compensation consultant provides us salary ranges for each position with midpoints at the estimated median of the market. We set salaries within these ranges based on consideration of our executives’ experience, qualifications and performance; financial conditions; and internal pay equity.

2. 2009 Base Salaries. At a meeting held in February 2009, the Compensation Committee approved base salary increases for most of our executive officers ranging from 2% to 5% of their 2008 base salaries. Before these salary increases took effect, our management determined that in light of economic conditions, regular salary increases for all of the company’s non-union salaried employees, including executive officers, should be suspended. At the request of the company’s management, the Compensation Committee revoked the February salary increases, and there were no subsequent increases in the base salaries of the named executive officers in 2009.

As shown in the table below, the 2009 base salaries of our named executive officers remained close to the median, based on data provided by Watson Wyatt.

Name	Positions(s) Held in 2009	2008 Base Salary (Effective 5/1/2008)		1/1/2008 Base Salary as a % of Estimated Market Median	2009 Base Salary (Effective 1/1/2009)		2009 Base Salary as a % of Estimated Market Median
James J. Piro	Chief Executive Officer and President	$371,004	*	110%	$550,008	*	80%

Maria M. Pope	Senior Vice President Finance, Chief Financial Officer and Treasurer	N/A		N/A	400,008		114%

J. Jeffrey Dudley	Vice President, General Counsel and Corporate Compliance Officer	252,216		90%	252,216		87%

Stephen M. Quennoz	Vice President, Nuclear and Power Supply/Generation	242,232		96%	242,232		95%

Arleen N. Barnett	Vice President, Administration	242,232		86%	242,232		91%

*	During 2008, Mr. Piro served as Vice President, Finance, Chief Financial Officer and Treasurer. His salary was increased to $550,008 effective January 1, 2009, when he assume the role of Co-Chief Executive Officer and President.

The base salaries of our named executive officers reflect our commitment to internal pay equity. In 2009, our CFO’s base salary was approximately 74% of our CEO’s base salary and the base salaries of our other named executive officers were approximately 44% to 46% of our CEO’s salary. We set the base salary and other pay elements for Ms. Barnett and Mr. Quennoz at the same levels because the functions they served were generally of equal significance to the success of the company.

B. Annual Cash Incentive Awards.

1. Overview. Annual cash incentive awards are an effective means of encouraging executives to advance stakeholder interests because they create a direct link between executive pay and annual company performance in key financial, strategic and operational areas. Annual cash incentive awards are also consistent with market practices and therefore contribute to the competitiveness of our executive pay. In 2009, we made annual cash incentive awards to all of our named executive officers.

2. Annual Cash Incentive Plan. We grant annual cash incentive awards to our executives under our 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”). The plan authorizes the Compensation Committee to make cash awards for the achievement of individual, department or corporate goals. Each year the Compensation Committee establishes performance goals and a formula for calculating awards. In the first quarter of the following year the committee determines the amount of the awards by comparing actual performance against the goals. The plan permits the committee to exclude the impact of non-recurring, unusual events in determining the achievement of performance goals. The committee is generally required to exclude the impact of such events if the awards are intended to qualify for the exemption for “performance-based compensation” under Internal Revenue Code section 162(m) (“162(m) awards”). The committee may adjust any awards downward, however, even in the case of 162(m) awards. See below under the heading “— Tax Considerations” for a discussion of Internal Revenue Code section 162(m).

3. 2009 Annual Cash Incentive Program.

i. Enhancements to the Program. In 2009, we maintained the basic structure of our annual cash incentive program for executives, but attempted to improve it in several areas:

•

Increased Emphasis on Net Income. We increased the weight assigned to net income in the calculation of awards. We also required the achievement of higher levels of net income (relative to budgeted net income) for participants to earn market median-level awards.

•

More Individualized Performance Targets. We sought to align awards more closely with executives’ potential to contribute to the success of the company. Under our 2009 program, while awards are generally based on a common set of corporate performance goals, the weights assigned to those goals varied according to the executives’ roles in the company.

•

Increased Rigor in Performance Target Setting. To ensure that we were setting performance targets at appropriate levels, we commissioned a study of the probabilities of achieving our proposed threshold, target and maximum performance targets. This review resulted in adjustments to our performance targets for 2009, as discussed below.

The net effect of the changes we made to our annual cash incentive program was a decrease in targeted annual cash incentive awards for 2009.

An overview and analysis of some of the key features of our 2009 annual cash incentive program are provided below. Details regarding the program are provided below under “Executive Compensation Tables — 2009 Grants of Plan-Based Awards.”

ii. Award Formula. Each officer’s award was calculated by multiplying a “base award” by a “net income performance percentage” and an “operating goal performance percentage”:

Award = Base Award x Net Income Performance Percentage x Operating Goal Performance Percentage

The base awards of the named executive officers ranged from 50% to 80% of their 2009 base pay paid. They were calculated by multiplying 2009 base pay paid by a specified multiple, which was generally close to the estimated market median for each position. We set the base awards of our CEO and CFO higher as a percentage of base salary than those of our other executive officers, in keeping with our belief that greater responsibility should be accompanied by a greater share of the risks and rewards of company performance. For 2009 we did not change the applicable base pay percentages used for the base awards of the named executive officers, except Mr. Piro’s percentage increased from 55% to 80% in connection with his promotion to CEO.

The net income performance percentage was determined by a single measure based on the company’s net income. The operating goal performance percentage for each executive was a function of several operating goals. The weight assigned to each operating goal was determined by the executive’s role in the company.

iii. Performance Goals. We base cash incentive awards for our executives on a common set of quantifiable and objectively measurable performance goals. We believe that using quantifiable measures of performance ensures consistency and accountability, while using shared goals fosters a team approach.

Four company performance goals were used to calculate the 2009 awards for the named executive officers: net income, generation plant availability, customer satisfaction, and electric service power quality and reliability. These were the same performance goals we used in the prior year.

These goals were selected because they represent key interests of our stakeholders. They also represent business objectives that are fundamental to a well-run utility. The measures used to calculate the company’s performance relative to these goals are described below.

•	Net Income is measured by actual net income, as reported in our financial statements, relative to budgeted net income, as established by our Board of Directors.

•

Generation Plant Availability is measured by Availability Factor — the amount of time that our generating plants are able to produce electricity over a defined period, divided by the amount of the time in that period. Individual plant goals were weighted to produce an overall goal.

•	Customer Satisfaction is measured by the company’s percentile rating relative to other utility companies, based on residential, general business and key customer satisfaction surveys.

•

Electric Service Power Quality and Reliability is measured by three service reliability indexes — SAIDI (System Average Interruption Duration Index), SAIFI (System Average Interruption Frequency Index) and MAIFI (Momentary Average Interruption Frequency Index).

iv. Performance Targets. In establishing threshold, target and maximum performance levels — both for our annual cash award program and for our long-term incentive award program — we are guided by the following principles:

•

Threshold — Threshold performance should be reasonable performance, recognizing that some factors are not completely within our control and that employees should be encouraged to strive toward higher levels of performance, even in the face of adverse conditions.

•	Target — Target performance should be good performance and should require an appropriate level of “stretch” to achieve.

•	Maximum — Maximum performance should be performance that is extremely difficult to achieve and is usually only attained as a result of extraordinary effort or circumstances.

In 2009 we commissioned a study of the estimated probability, for each performance goal, of achieving our proposed performance targets based on historical data. After reviewing the results of this study, we made the following changes to our performance targets in 2009:

•

Electric Power Service Quality and Reliability Goal. The goals established for SAIFI and MAIFI were changed to single “trigger goals”: specified levels of performance for these goals must be achieved in order for the electric power service quality and reliability goal to contribute to the operating goal performance percentage. We changed SAIFI and MAIFI trigger goals because the company was already performing at exceptional levels in these areas and further improvements did not need to be encouraged, though continued attention is needed to ensure excellent performance. SAIDI, which measures duration of outages, contributes to the operating goal performance percentage at threshold, target and maximum performance levels, because we believe this is an area where continued improvement would be beneficial, although it can be difficult to achieve due to weather outages.

•	Generation Plant Availability Goal. Threshold and target performance levels for the generation plant availability goal were increased, while the maximum performance level was lowered.

For details regarding the threshold, target and maximum performance levels and the calculation of annual cash incentive awards for our named executive officers, see “Executive Compensation Tables — 2009 Grants of Plan-Based Awards” below.

v. Determination of Awards. After considering results relative to the performance goals, the Compensation Committee approved cash incentive awards for the executive officers that ranged from 23.8% to 29.9% of their base awards. The committee did not identify unusual or non-recurring items that necessitated any adjustments to actual performance results, and did not exercise its discretion under the plan to modify awards downward.

The performance result payout percentages are set forth below:

Goals and Measures	Performance Result Payout Percentage
Net Income	27.0%
Generation Plant Availability	133.2%
Customer Satisfaction	115.4%
Electric Service Power Quality & Reliability	0%

Based on these results, the net income performance percentage, operating goal performance percentage and resulting cash awards for the named executive officers were as follows:

Name	Base Award	Net Income Performance Percentage	Operating Goal Performance Percentage*	Annual Cash Award
James J. Piro	$434,040	27.0%	87.9%	$103,301
Maria M. Pope	210,838	27.0%	87.9%	50,179
J. Jeffrey Dudley	126,108	27.0%	87.9%	30,014
Stephen M. Quennoz	121,116	27.0%	110.6%	36,214
Arleen N. Barnett	120,732	27.0%	87.9%	28,734

*	Operating goal results were interpolated against the threshold, target and maximum, weighted and summed to arrive at the operating goal performance percentage for each executive. The weights assigned to the individual operating goals were the same for Messrs. Piro and Dudley and Ms. Pope and Barnett. These weights were 30% Customer Satisfaction, 30% Electric Service Power Quality and Reliability and 40% Generation Plant Reliability. Mr. Quennoz’ weightings were 15% Customer Satisfaction, 15% Electric Service Power Quality and 70% Generation Plant Reliability.

The calculation of the performance results and resulting awards are discussed in detail below under “Executive Compensation Tables — 2009 Grants of Plan-Based Awards.”

C. Long-Term Equity Awards.

1. Overview. We believe that the interests of executives should be aligned with those of shareholders through the risks and rewards of company stock ownership. We accomplish this goal through awards under our 2006 Stock Incentive Plan. The Compensation Committee is authorized under the plan to grant stock-based awards to directors, officers and other employees. The committee has authority to determine the amount and type of awards, up to certain maximum amounts described in the plan. The terms of the awards, including vesting periods, performance goals and targets for performance-based awards, are established by the Compensation Committee at a meeting held during the first quarter of the year.

On March 5, 2009, the committee made grants of restricted stock units (“RSUs”) with performance-based vesting conditions to each of the named executive officers. These RSUs give the grantee the right to receive shares of company common stock at no cost, provided that certain performance goals are met and the grantee remains employed by the company throughout the performance period. Grantees whose employment is terminated due to retirement, death or disability are eligible to receive a portion of their award, prorated according to the percentage of the performance period that the grantee was employed. The performance period for the 2009 awards is three years. The number of shares that the holder of the RSUs receives depends on how well the company performs relative to the performance goals in each of the three years.

We chose to award RSUs with performance-based vesting conditions (“performance RSUs”) rather than other forms of stock-based compensation because we believe that on the whole they are the best means of advancing several of the objectives of our compensation program:

•	Creation of Performance Incentives. Performance RSUs create incentives to achieve key company goals.

•	Retention. RSUs further the goal of retention, because the receipt of an award requires continued employment by the company.

•	Cost-Effectiveness. RSUs are relatively easy to administer and straightforward from an accounting standpoint.

•

Alignment With Shareholders. RSUs create a focus on shareholder return because the value of the award is based on the value of the underlying common stock and can result in an ongoing stake in the company through stock ownership once the RSUs vest.

In addition, in January 2009, we made a grant to Maria Pope of restricted stock units with time-based vesting conditions (“time-vested RSUs”) in connection with her hiring as CFO. While they do not form part of our regular compensation packages for executives, time-vested RSUs are a useful tool to attract and retain key employees.

The 2009 awards of performance RSUs and time-vested RSUs are described in greater detail below.

2. 2009 Performance RSUs.

i. Award Formula. To determine each officer’s award at the end of the three-year performance period, the Compensation Committee will use the following formula:

Number of Shares Received = Number of RSUs Granted x Performance Percentage

The performance percentage is a percentage between 0 and 150%, which will be based on results in respect of two performance goals over the three-year performance period. See “Executive Compensation Tables — 2009 Grants of Plan-Based Awards” for details.

ii. Number of RSUs Granted. The number of RSUs granted to each executive was the product of his or her 2009 base salary and a specified award multiple, divided by the closing price of the company’s common stock on the grant date:

# of RSUs Granted	=	(2009 Base Salary) x (Award Multiple) Grant Date Common Stock Price

The table below shows the award multiples used to calculate the awards for the named executive officers and the resulting number of RSUs granted. The table also shows the estimated value of the awards on the grant date (assuming that the company will perform at target levels over the performance period and using the closing price of the company’s common stock on the grant date):

Name	2008 Award Multiples		2009 Estimated Market Median	2009 Award Multiples	Number of RSUs Granted	Grant Date Fair Value of Awards
James J. Piro(1)	.5	*	1.78	1.0	38,274	$550,000
Maria M. Pope	N/A		.81	.7	19,485	280,000
J. Jeffrey Dudley	.5		.64	.6	11,057	158,891
Stephen M. Quennoz	.43		.53	.55	9,595	137,888
Arleen N. Barnett	.43		.57	.55	9,595	137,888

*	Mr. Piro’s award multiple for 2008 reflected his position as Executive Vice President, Chief Financial Officer and Treasurer.

The award multiples for all of the named executive officers other than our CEO were higher than the 2008 multiples. Our reasons for increasing the award multiples were to bring the awards closer in line with the market and to offset the expected decrease in total compensation resulting from changes made to our annual cash incentive award program for 2009. Mr. Piro’s award multiple was set below the median based on considerations of internal pay equity as well as his relatively recent promotion to CEO.

iii. Performance Percentage. In choosing performance goals for the 2009 awards of performance RSUs we sought to identify measures that would best align with our shareholders’ interests, while avoiding complexities of accounting treatment and measurement associated with many commonly-used performance measures. The performance goals, the measures used to calculate the company’s performance relative to these goals and the primary rationale for selecting them, are described below.

•	Return on Equity

—	Measured by: The average of each of three consecutive year’s Accounting ROE as a percentage of Allowed ROE. “Accounting ROE” is defined as annual net income, as shown on the company’s income statement, divided by the book value of shareholders’ equity, as shown on the balance sheet. “Allowed ROE” is the return on equity that the Oregon Public Utility Commission (“OPUC”) permits the company to include in the rates it charges its customers. Allowed ROE is currently 10.0%.

—	Rationale: This goal measures how successful the company is at generating a return on every dollar invested by its shareholders. Because the company’s return on its investment can fluctuate based on OPUC rate case orders, we believe the appropriate long-term measure of our ability to generate earnings on shareholder investments is Accounting ROE as a percentage of Allowed ROE.

•	Asset Base Growth

—	Measured By: Growth in asset base for a three-year period measured against a projected asset base growth target for the same period, as established by the Board of Directors.

—	Rationale: Asset base growth provides a measure of the amount the company invests in its base business. By executing our investment strategy–bringing capital projects into service on time and within budget–we can meet the needs of our customers and at the same time create value for our shareholders.

The performance goals and measures used to calculate the company’s performance relative to those goals used in 2009 were the same as those used in 2008. For details regarding the threshold, target and maximum performance levels assigned for the long-term performance goals, see “Executive Compensation Tables — 2009 Grants of Plan-Based Awards” below.

3. Determination of 2007 Long-Term Incentive Awards. On March 4, 2010, the Compensation Committee met to determine the number of shares that vested under the performance RSUs granted in 2007 to the company’s executive officers and other key employees. These awards were made under the company’s 2006 Stock Incentive Plan. The terms of the awards, including performance goals and targets, were established by the Compensation Committee in the first quarter of 2007. The number of RSUs that vested was a function of company performance over a three-year period in four areas: net income relative to budgeted net income, generation plant availability, customer satisfaction and electric service power quality and reliability. In addition, net income of at least 70% of budgeted net income was required in order for any of the RSUs to vest.

The measures of company performance in these areas were objective. Because these awards were granted at a time when the company was not subject to the limitations of Internal Revenue Code section 162(m), the committee did not intend that the awards constitute “performance-based compensation” for purposes of section 162(m). Accordingly, the committee was not required under the 2006 Stock Incentive Plan to adjust for unusual, non-recurring events in determining the attainment of performance goals and the committee made no such adjustments. (See below under the heading “— Tax Considerations” for a discussion of Internal Revenue Code section 162(m).)

The table below shows the performance results for the three-year performance period ended December 31, 2009:

Goals and Measures	Weighting	Performance Result Payout Percentage	Weighted Result
Net Income (Percentage of Budget)	30%	89.0%	26.7%
Generation Plant Availability (Percentage of Total Availability)	30%	140.6%	42.2%
Customer Satisfaction (Percentile of Peer Group)	20%	138.3%	27.7%
Electric Service Power Quality & Reliability	20%	120.3%	24.1%
Total			120.6%

Based on these results, 120.6% of the performance RSUs vested, resulting in the award values set forth below. These values are based on the closing price of the company’s common stock on March 4, 2010, the vesting date for the awards.

Name	Vesting Date Value of 2007 Long-Term Incentive Awards
James J. Piro	$151,337
Maria M. Pope	0
Stephen M. Quennoz	87,032
J. Jeffrey Dudley	27,511
Arleen N. Barnett	87,032

The terms of the 2007 long-term incentive awards are described more fully in the company’s 2008 proxy statement under the heading “— 2007 Grants of Plan-Based Awards.”

D. Other Benefits.

1. Overview. We provide retirement benefits, health and welfare benefits and other standard benefits to all of our executives. This enables us to be competitive in attracting and retaining qualified executives. In the sections below we provide a brief description of these benefits as well as further explanation of our reasons for providing them.

2. Pension Plan. Eligible employees, including all of the named executive officers, participate in the Portland General Electric Company Pension Plan (“Pension Plan”). (Non-union employees hired on or after February 1, 2009 and most union employees hired on or after January 1, 1999 do not participate in the Pension Plan, but instead receive additional company contributions to their 401(k) accounts.) See the section below entitled “Executive Compensation Tables — 2009 Pension Benefits” for additional details regarding benefits available under the Pension Plan.

3. 401(k) Plan. All named executive officers participate in the company’s 401(k) Plan, which is a broad-based retirement plan to which eligible employees may contribute. Matching contributions for eligible non-union employees (those hired before February 1, 2009 — including all of our named executive officers) equal the lesser of 100% of employee contributions or 6% of base pay, subject to applicable limitations under the Internal Revenue Code. Information regarding 401(k) matching contributions paid to the named executive officers in 2009 appears in the 2009 Summary Compensation Table under “All Other Compensation.”

4. Deferred Compensation Plans. We maintain the 2005 Management Deferred Compensation Plan (“2005 MDCP”), under which executives and other highly paid employees can defer a portion of their compensation on a pre-tax basis, receive a company matching contribution and earn a guaranteed rate of interest on their account balances until the date of distribution. A number of our executives and other highly paid employees also have account balances under a prior deferred compensation plan (the “1986 MDCP”). See the section below entitled “Executive Compensation Tables — Nonqualified Deferred Compensation” for additional information regarding the 2005 MDCP and 1986 MDCP. Above-market earnings on the named executive officers’ balances under both plans are included in amounts under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

5. Severance Benefits. We sponsor two severance benefit plans, one for executives and one for non-executive non-union employees, under which benefits are paid to employees whose employment is terminated as a result of corporate, departmental, or work group reorganization or similar business circumstances. Under both plans, employees are eligible to receive up to 52 weeks of base pay, depending on length of service. The purpose of the plans is to provide reasonable assistance to terminated employees, who may have difficulty finding comparable employment quickly following termination of their employment. See the section below entitled “Executive Compensation Tables — Termination and Change in Control Benefits.”

6. Outplacement Assistance. We maintain a broad-based plan to cover the cost of outplacement assistance for salaried employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. See the section below entitled “Executive Compensation Tables — Termination and Change in Control Benefits” for further details.

7. Active Employee Health and Welfare Benefits. Active employee health and welfare benefits such as medical, dental, life insurance and disability coverage are available to the named executive officers and their eligible dependants through the Portland General Electric Company Health and Welfare Plan for Active Employees. Under the plan, eligible employees (generally all non-temporary non-union employees who are regularly scheduled to work at least 20 hours per week), can participate in a variety of company-sponsored programs, including medical, dental and vision coverage; life insurance; accident insurance; long-term disability insurance; a health flexible spending arrangement; an employee assistance program; a pre-paid legal services program; and (as described above) severance programs. Coverage levels under the various programs are comparable to benefits provided by other large companies and are made available on a company-wide basis to all eligible employees regardless of pay levels.

8. Post-Retirement Health and Welfare Benefits. Health and welfare benefits are available to eligible retirees, including the named executive officers, under the Portland General Electric Company Health and Welfare Plan for Inactive Employees. Under the plan, retirees and surviving spouses of active and retired employees can participate in company-sponsored medical and dental plans. Participating employees and the company share the cost of this coverage, with the monthly company contributions ranging from $80 to $200 for an employee and his or her spouse, depending on the age and years of service of the employee and spouse. Company contributions for employee-only coverage ranges from $40 to $100 per month. The company also maintains a Health Reimbursement Arrangement, or HRA, for both union and non-union employees. Under the non-union HRA, we credit company contributions and earnings to eligible employees’ HRA accounts in amounts approved by the Board of Directors. Upon retirement, amounts in the employee’s HRA account may be used to pay for eligible medical expenses that are not covered by a medical plan or reimbursed through a Health Savings Account. In the event of the employee’s death, the employee’s surviving spouse and eligible dependents may continue drawing on the HRA account until it is depleted. For 2009, $374 was credited to each named executive officer’s account, and 2.5% in earnings was credited to their outstanding balances. Non-union employees, including the named executive officers, are also eligible to receive life insurance coverage equal to the greater of 10% of base pay or $5,000 at no cost, and are eligible to purchase additional life insurance coverage through a company-sponsored group life insurance plan.

9. Paid Time Off. We provide vacation and other paid holidays to all employees, including the named executive officers. These benefits are comparable to those provided at other large public companies. Executive officers receive two weeks’ annual vacation allowance in addition to amounts provided to other salaried employees. We believe that this policy helps further executives’ health, productivity and effectiveness. The benefit may also be exchanged for a cash payment upon termination of employment or deferred under our deferred compensation plan for management. Any amounts received by the named executive officers in lieu of paid time off are included in the Summary Compensation Table under “Salary.”

10. Perquisites. All of our named executive officers receive parking free of charge at our company headquarters. In addition, in 2009 two of the named executive officers were reimbursed for the cost of their business or golf club membership dues. However, on management’s recommendation, the committee determined in December 2009 that golf club membership dues will generally no longer be reimbursed by the company. The Compensation Committee will continue to approve reimbursements of business club dues on a case-by-case basis, based on the extent to which the membership serves a legitimate need of the company. The value of these benefits is included in the Summary Compensation Table under “All Other Compensation.”

V. Equity Grant Practices

Under the terms of our 2006 Stock Incentive Plan, the Compensation Committee is responsible for all grants of equity awards. However, it has the ability to delegate its authority to make equity grants under the plan, and in January 2009 the committee delegated authority to the company’s Chief Executive Officer to make grants of RSUs with time-based vesting conditions to key employees in the company’s Power Operations group, up to an aggregate value to be established by the committee annually. The Compensation Committee has not delegated its authority to make awards to the company’s executives and is solely responsible for determining the size and frequency of all such equity awards.

We expect that we will continue to grant performance RSUs to executive officers and other key employees each year. We also expect to make annual grants of restricted stock units with time-based vesting conditions to the company’s directors. In addition, discretionary equity awards may be made from time to time to select employees for attraction and retention purposes, including Power Operations employees. The company’s average annual “burn rate” (the total number of all equity award shares granted during the fiscal year divided by the total shares outstanding at the end of the fiscal year) was 0.56% from fiscal 2007 through fiscal 2009.

The committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to officers and directors at Compensation Committee meetings scheduled to occur shortly after the issuance of a quarterly earnings release, and we expect to continue this practice. We intend to make director awards on or around the date of the company’s annual meeting of shareholders and to make officer awards during the first quarter of the year.

VI. Employment Agreements

As a general rule, we do not enter into employment agreements with our executives. On May 6, 2008, however, we entered into an agreement with Mr. Quennoz, Vice President, Nuclear and Power Supply/Generation. The agreement provides that the company will employ Mr. Quennoz through March 31, 2013, subject to the company’s right to terminate his employment for cause at any time. The agreement does not guarantee that Mr. Quennoz will retain his current position, but does provide that his annual salary will not be below the base salary range for an EX-17 General Manager. As of March 1, 2010 the annual base salary range for an EX-17 General Manager was $116,486 to $174,730. We entered into the agreement to help ensure that we will continue to receive the benefit of Mr. Quennoz’ knowledge and experience through the completion of the decommissioning of our Trojan Nuclear Plant.

VII. Tax Considerations

Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. There are, however, certain exceptions to this limitation. Under one exception, compensation that is paid under a plan that was in place at the time a company becomes publicly held is not subject to the limit for a specified period. We became a public company in 2006 following our separation from Enron Corp. and our incentive awards granted in 2006 and 2007 qualified for this exception. Beginning with our 2008 incentive awards, we have attempted to structure our awards to executives so that they qualify for an exemption under 162(m) for certain “performance-based compensation.” Regulations under Internal Revenue Code section 162(m) provide, among other things, that awards will be considered exempt performance-based compensation only if: (i) the awards are payable solely on account of performance goals having been satisfied; (ii) the method of computing the amount payable upon satisfaction of the performance goals is stated in an objective formula; and (iii) the objective formula precludes discretion to increase the amount payable upon satisfaction of the goal, although discretion to adjust awards downward is permitted.

Notwithstanding our general policy, we believe that the long-term incentive awards granted to our named executive officers in 2008 do not qualify as performance-based compensation under section 162(m). In January 2009 it came to our attention that due to a clerical error, the materials documenting the awards granted in February 2008 contained incorrect measures for the asset base growth performance goal, which did not conform to the committee’s intention to establish threshold, target and maximum levels of performance at specified percentages of projected asset base growth. On January 26, 2009 the committee modified the awards to ensure that the documentation properly reflected the committee’s intentions. We believe that due to this modification, the 2008 long-term incentive awards fail to comply with regulations regarding performance-based compensation under section 162(m). These regulations require that performance goals be established no later than 90 days following the commencement of the performance period to which the goals relate.

VIII. Compensation Consultants

The Compensation Committee retained Watson Wyatt as its executive compensation consultant for 2009. Watson Wyatt makes recommendations to the committee regarding incentive plan design and the group of peer companies used for purposes of market comparisons. Watson Wyatt’s other regular assignments include the following:

•	Analysis of executive and director compensation pay opportunities relative to those at comparable companies, based on proxy disclosures and survey data;

•	Review and report on peer company executive incentive award metrics and goals;

•	Reporting on recent developments and trends in the area of executive compensation; and

•	Attendance at Compensation Committee meetings, as requested.

Watson Wyatt provides additional services to the committee as needed.

In 2009, the Compensation Committee engaged Towers Perrin to help assess the effectiveness of the company’s cash incentive program. Using historical data, Towers Perrin estimated the probability of performance goal achievement and recommended certain adjustments to performance target levels based on this analysis.

The committee has instructed management that executive compensation consultants should not be retained to perform other services for the company without the approval of the committee. In 2009, Watson Wyatt did not perform any services for the company other than executive compensation consulting services. Towers Perrin has provided actuarial consulting services in respect of certain post-retirement welfare plans for a number of years and in 2009 Towers Perrin provided actuarial services in connection with the company’s contract negotiations with Local 125 of the International Brotherhood of Electrical Workers. The Compensation Committee was aware of these engagements when it retained Towers Perrin to perform the analysis of the company’s cash incentive award program, but determined that these other services would not jeopardize the independence of Tower’s Perrin’s analysis. The fees for Watson Wyatt’s and Towers Perrin’s services to the company in 2009 are set forth below:

Watson Wyatt	Executive Compensation Consulting Services	$164,723

Towers Perrin	Actuarial Services	$264,892
	Executive Compensation Consulting Services	$16,000

The Committee is aware of the recent merger of Towers Perrin and Watson Wyatt. It has not yet determined whether Towers Watson, the consulting firm resulting from the merger, will continue to provide all of the services previously provided by Towers Perrin and Watson Wyatt.

Executive Compensation Tables

I. 2009 Summary Compensation Table

The table below shows the compensation that the company’s named executive officers (our principal executive officer, principal financial officer and three other most highly compensated officers) earned during the years ended December 31, 2007, 2008 and 2009. Information regarding director compensation is included under the heading “Non-Employee Director Compensation” on pages 12 to 14.

2009 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation(5)	Total
James J. Piro	2009	$550,008	$549,997	$103,301	$186,210	$44,291	$1,433,807
Chief Executive Officer and President	2008	370,194	185,478	271,944	35,172	24,698	887,486
	2007	333,949	164,791	319,479	0	35,953	854,172

Maria M. Pope(6)	2009	416,508	379,983	50,179	237	27,940	874,847
Senior Vice President, Finance, Chief Financial Officer, Treasurer

J. Jeffrey Dudley(6)	2009	261,528	158,889	30,014	159,698	22,470	632,599
Vice President, General Counsel and Corporate Compliance Officer

Stephen M. Quennoz	2009	256,207	137,880	36,214	156,575	26,609	613,485
Vice President, Nuclear	2008	252,141	104,141	162,994	53,733	14,153	587,162
and Power Supply/	2007	229,587	94,757	191,206	20,139	21,833	557,522
Generation

Arleen N. Barnett	2009	247,053	137,880	28,734	189,799	28,987	632,453
Vice President,	2008	243,889	104,141	162,994	38,126	16,847	565,997
Administration	2007	222,073	94,757	191,206	0	25,194	533,230

(1)	Amounts in the Salary column include base salary earned and, where applicable, the value of the paid time off deferred under the company’s 2005 Management Deferred Compensation Plan. The amounts in the Salary column reflect salary increases that went into effect on May 1 of 2007, and on January 1 and May 1 of 2008. There were no salary increases for the named executive officers in 2009.
(2)	The Stock Awards column shows the aggregate grant date fair value of awards of restricted stock units with performance-based vesting conditions (“performance RSUs”) and, in the case of Ms. Pope, an award of restricted stock units with time-based vesting conditions (“time-vested RSUs”). Ms. Pope’s time-vested RSUs had a fair value of $99,984 on the grant date, January 26, 2009, computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic (FASB ASC) 718.

The grant date fair values of the performance RSUs assume performance results at target levels, which would allow the vesting of 100% of the RSUs awarded. Assuming performance results at “maximum” levels, the grant date fair value of the awards would be as follows:

Name	Year	Grant Date Fair Value (Assuming Maximum Performance)
James J. Piro	2009	$824,996
	2008	278,229
	2007	247,186

Maria M. Pope	2009	420,006

J. Jeffrey Dudley	2009	238,341

Stephen M. Quennoz	2009	206,827
	2008	156,211
	2007	142,150

Arleen N. Barnett	2009	206,827
	2008	156,211
	2007	142,150

The grant date fair values of the performance RSUs also assume that the named executive officers will continue in the employment of the company throughout the performance period. See “Note 5 — Stock Based Compensation” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007 and “Note 13 — Stock-Based Compensation Expense” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the years ended December 31, 2008 and December 31, 2009, for a discussion of the 2007, 2008 and 2009 awards, including our assumptions underlying our grant date valuations. The 2009 awards are discussed in greater detail below in the section entitled “— 2009 Grants of Plan-Based Awards.”

(3)	Amounts shown in the Non-Equity Incentive Plan Compensation column represent cash awards under the company’s 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”) and, in the case of the 2007 amounts, the company’s 2006 Annual Cash Incentive Master Plan. The terms of the 2009 awards are discussed below in the section entitled “— 2009 Grants of Plan-Based Awards.”

(4)	Amounts in this column include the increase or decrease in the actuarial present value of the named executive officers’ accumulated benefits under the Pension Plan and above-market interest in the 2005 MDCP. Also included are increases or decreases in deferred compensation account balances arising from the Pension Plan benefit restoration feature of the 2005 MDCP. This feature is explained below in the section entitled “— 2009 Pension Benefits — Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.” These amounts are shown below:

Name	Year	Plan	Increase or Decrease in Actuarial Present Value
James J. Piro	2009	Pension Plan	$192,070
	2009	2005 MDCP	(12,182)
	2008	Pension Plan	39,487
	2008	2005 MDCP	(5,359)
	2007	Pension Plan	5,341
	2007	2005 MDCP	(12,702)
J. Jeffrey Dudley	2009	Pension Plan	148,750
	2009	2005 MDCP	9,539
Stephen M. Quennoz	2009	Pension Plan	121,061
	2009	2005 MDCP	22,538
	2008	Pension Plan	43,122
	2008	2005 MDCP	9,531
	2007	Pension Plan	17,070
	2007	2005 MDCP	3,069
Arleen N. Barnett	2009	Pension Plan	171,085
	2009	2005 MCDP	16,960
	2008	Pension Plan	37,339
	2008	2005 MCDP	787
	2007	Pension Plan	889
	2007	2005 MDCP	(3,825)

For 2007, the amount shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for Mr. Piro and Ms. Barnett is 0, as required by the disclosure rules. As shown in the figures above, however, the net effect of the amounts reflected in this column in 2007 were decreases of $7,361 for Mr. Piro, $2,936 and for Ms. Barnett.

Values for the Pension Plan assume a retirement age of 65. See “Note 2 — Employee Benefits” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007 and “Note 10 — Employee Benefits” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the years ended December 31, 2008 and December 31, 2009 for an explanation of additional assumptions made in calculating the increase in the value of benefits under the Pension Plan.

Amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation column for 2007, 2008 and 2009 include above-market interest (defined as above 120% of the long-term Applicable Federal Rate) on balances under the 2005 MDCP in the following amounts:

Name	Year	Amount
James J. Piro	2009	$6,322
	2008	4,470
	2007	1,978
Maria M. Pope	2009	237
J. Jeffrey Dudley	2009	1,409
Stephen M. Quennoz	2009	12,976
	2008	8,985
	2007	4,133
Arleen N. Barnett	2009	1,754
	2008	1,194
	2007	503

(5)	The figures in the All Other Compensation column for 2009 include amounts paid for business and golf club memberships and parking at the company’s headquarters. None of the amounts paid for any perquisite or personal benefit to a named executive officer for 2009 exceeded the greater of $25,000 or 10% of the total amount of perquisites or personal benefits for that officer. The figures in this column for 2009 also include the value of dividend equivalent rights earned with respect to the named executive officers’ time-vested RSUs, company contributions under the 2005 MDCP and the following company contributions to the 401(k) Plan:

Name	Amount
James J. Piro	$14,700
Maria M. Pope	14,700
J. Jeffrey Dudley	13,790
Stephen M. Quennoz	10,295
Arleen N. Barnett	13,039

(6)	Information regarding compensation earned by Ms. Pope and Mr. Dudley in 2007 and 2008 is not included because neither was one of the named executive officers (the CEO, CFO or one of the three most highly compensated officers other than the CEO and CFO) for those years.

II. 2009 Grants of Plan-Based Awards

The following table shows information regarding plan-based awards made to the named executive officers in 2009.

2009 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Units(3)	Grant Date Fair Value of Stock Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	($)
James J. Piro	03/05/2009	$54,255	$260,424	$868,079	19,137	38,274	57,411		$549,997

Maria M. Pope	03/05/2009	26,355	126,503	421,675	9,743	19,485	29,228		279,999
	01/26/2009							5,254	99,984

J. Jeffrey Dudley	03/05/2009	15,764	75,665	252,216	5,529	11,057	16,586		158,889

Stephen M. Quennoz	03/05/2009	15,140	72,670	242,232	4,798	9,595	14,393		137,880

Arleen N. Barnett	03/05/2009	15,091	72,439	241,463	4,798	9,595	14,393		137,880

(1)	These columns show the range of potential payouts for cash incentive awards made to the named executive officers in 2009 under the Annual Cash Incentive Plan. The amounts shown in the Threshold column are the payouts when threshold performance is achieved, which are 12.5% of base awards established for each executive. The amounts shown in the Target column reflect payouts at target level of performance, which are 60% of the base awards. The amounts shown in the Maximum column reflect maximum payouts, which are 200% of the base awards. Additional details regarding these awards are provided below under the heading “— Non-Equity Incentive Plan Awards.”
(2)	These columns show the estimated range of potential payouts for awards of performance RSUs made in 2009 under the 2006 Stock Incentive Plan. The amounts shown in the Threshold column reflect the minimum number of RSUs that could vest, which is 50% of the target amount shown in the Target column. The number of RSUs shown in the Maximum column is equal to 150% of the target amount.
(3)	This column shows the number of time-vested RSUs granted to Ms. Pope on January 26, 2009.
(4)	The grant date fair values for the performance RSUs assume performance at target levels and a stock price of $14.37 (the closing price of the company’s common stock on March 5, 2009, the date of the grant). The grant date fair values of the performance RSUs assume that the executive will continue in service throughout the vesting period. See “Note 13 — Stock Based Compensation Expense” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009 for further discussion. See also the section below entitled “— Equity Incentive Plan Awards” for additional details.

The grant date fair value for Ms. Pope’s time-vested RSUs assumes a stock price of $19.03 (the closing price of the company’s common stock on January 26, 2009, the date of the grant). The amount shown also assumes that Ms. Pope will continue in service throughout the vesting period. See the section below entitled “— Equity Incentive Plan Awards” for additional details.

A. Non-Equity Incentive Plan Awards.

The figures in the columns under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” show the range of potential payouts for 2009 awards under the Annual Cash Incentive Plan. The figures shown in the Threshold, Target and Maximum columns assume that, for each of the performance goals, the company achieved the specified threshold, target and maximum levels of performance, respectively. Actual payouts were determined by the Compensation and Human Resources Committee on February 17, 2010 and are disclosed in the 2009 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Details regarding the named executive officers’ base awards and the calculation of the performance percentage are set forth below.

1. Award Formula. Each officer’s annual cash incentive award for 2009 was calculated by multiplying a “base award” by two “performance percentages”: a “net income performance percentage” based on the company’s net income for 2009 relative to budgeted net income and an “operating goal performance percentage” based on the company’s performance relative to a set of operating goals. Operating goal results were interpolated against the threshold, target and maximum, weighted and summed.

Award = Base Award x Net Income Performance Percentage x Operating Goal Performance Percentage.

The performance percentages associated with threshold, target and maximum levels of performance, together with the resulting percentages of base awards earned, are represented in the table below:

		Net Income Performance Results (Net Income Performance Percentage)
		Threshold (25%)	Target (60%)	Maximum (150%)
Operating Goal Performance Results (Operating Goal Performance Percentage)	Threshold (50%)	12.5%	30%	75%
	Target (100%)	25%	60%	150%
	Maximum (133.3%)	33.3%	80%	200%

2. Base Awards. Base awards (shown in the table below) were established by multiplying base salary paid in 2009 by the applicable percentage shown below.

Name	Base Award as a Percentage of Annual Base Salary Paid	Base Award ($)
James J. Piro	80%	434,040
Maria M. Pope	55%	210,838
J. Jeffrey Dudley	50%	126,108
Stephen M. Quennoz	50%	121,116
Arleen N. Barnett	50%	120,732

3. Performance Percentages. The net income performance percentage is a function of the company’s net income for 2009 relative to the annual budget established by the Board of Directors. Budgeted net income was $133 million for 2009.

The net income required for threshold, target and maximum levels are shown below. Net income of at least 70% of budgeted net income was required for any payout under the cash incentive program.

Net Income Performance Percentage Targets

	Threshold Performance	Target Performance	Maximum Performance
Net Income (Percentage of Budget)	70% of budget	100% of budget	110% of budget
Net Income (Millions)	$93.1	$133.0	$146.3

For the named executive officers, the operating goal performance percentage was based on results relative to three company operating goals: generation plant availability, customer satisfaction, and electric service power quality and reliability.

The table below describes the measures used for the operating goals used to calculate the named executive officers’ awards and the threshold, target and maximum levels of performance for the measures.

Operating Performance Percentage Targets

	Performance Levels
Performance Goal	Threshold	Target	Maximum	Description (Measure)
Generation Plant Availability	81.21%	84.94%	88.66%	Availability Factor, defined as the amount of time that a generating plant is able to produce electricity over a certain period, divided by the amount of the time in the period. Maximum goals for individual plants were determined by using an upper quartile Forced Outage Hours (FOH) for each class of units and the individual Planned Outage Hours and Maintenance Outage Hours. Hydro maximum was adjusted to 99.90 to reflect Economic Availability best practices. Quartile decrements of Availability Factor for each class of units were used to establish the target and threshold goals. Individual plant goals were weighted to produce an overall goal.

Customer Satisfaction	75.0%	79.0%	87.0%	The average of the company’s residential, general business and key customer satisfaction scores, comparable with the weighted average of the following:
				• 4 quarter rating average of the Market Strategies study for Residential Customers.

	Performance Levels
Performance Goal	Threshold	Target	Maximum	Description (Measure)
				• 2 semiannual rating average of the Market Strategies study for Business Customers.
				• Annual rating results from the 2008 TQS Research, Inc. National Key Accounts Benchmark study for Key Business Customers.
				These ratings are weighted by the annual revenue from each customer group that produces the annual rating.

Electric Service Power Quality & Reliability	90	85	80	Results for SAIDI, a service reliability index equal to the sum of customer outage durations (in minutes) divided by total number of customers served. Results on two other service reliability indexes must be at threshold levels in order for there to be any payout under the SAIDI measure. These indexes are SAIFI (total number of customer outages divided by total number of customers served) and MAIFI (total number of customer momentary interruptions divided by total number of customers). Threshold targets for SAIFI and MAIFI are 1.10 and 4, respectively.

The measures for these goals are objective. Under the terms of the Annual Cash Incentive Plan, the Compensation Committee is generally required to adjust for extraordinary, unusual, or non-recurring events in determining performance results. Examples of these types of event include: (i) regulatory disallowances, (ii) corporate restructuring, (iii) gains or losses on the disposition of a major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution or settlement of litigation and (vi) the effect of a merger. Nevertheless, even in the case of 162(m) awards, the committee has discretion under the plan to adjust awards downward, and may exercise its discretion to include the impact of events that decrease performance results.

The weights assigned to the goals to determine the overall operating goal performance percentage were as follows:

Name	Title	Operating Goals	Weighting
James J. Piro	Chief Executive Officer and President	Customer Satisfaction Electric Service Power Quality & Reliability Generation Availability	30% 30% 40%
Maria M. Pope	Senior Vice President, Finance, Chief Financial Officer and Treasurer
J. Jeffrey Dudley	Vice President, General Counsel and Corporate Compliance Officer
Arleen N. Barnett	Vice President, Administration

Name	Title	Operating Goals	Weighting
Stephen M. Quennoz	Vice President, Nuclear and Power Supply/Generation	Customer Satisfaction Electric Service Power Quality & Reliability Generation Availability	15% 15% 70%

B. Equity Incentive Plan Awards.

1. Performance RSUs.

The figures in the columns under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” in the 2009 Grants of Plan-Based Awards table represent the range of potential payouts under the 2009 awards of restricted stock units with performance-based vesting conditions (“performance RSUs”). These awards were made pursuant to the company’s 2006 Stock Incentive Plan.

i. Number of Performance RSUs Granted. The number of performance RSUs granted was determined by dividing the amounts shown in the table below by the closing price of the company’s common stock on the grant date:

Name	Value Used to Calculate Grants	Number of RSUs Granted
James J. Piro	$550,000	38,274
Maria M. Pope	280,000	19,485
J. Jeffrey Dudley	158,891	11,057
Stephen M. Quennoz	137,888	9,595
Arleen N. Barnett	137,888	9,595

ii. Performance Goals. The number of performance RSUs that will vest depends on the extent to which the company achieves two goals over a three-year performance period. Below is a brief description of the two goals :

•

ROE. The first goal is accounting return on equity (“ROE”) as a percentage of allowed ROE. “Accounting ROE” is defined as annual net income, as shown on the company’s income statement, divided by the book value of shareholder’s equity, as shown on the balance sheet. “Allowed ROE” is the return on equity that the Oregon Public Utility Commission (“OPUC”) permits the company to include in the rates it charges its customers — currently 10.0%.

•

Regulated Asset Base Growth. The second goal is asset base growth during the three-year performance period as a percentage of a projected asset base growth target established by the Board of Directors. Asset base comprises the following: Plant In Service, Construction Work in Progress, Plant Held for Future Use, Inventory, Accumulated Depreciation, Accumulated Asset Retirement, Accumulated Asset Retirement Removal Costs, Asset Cost Balancing Cost, Property-Related Deferred Tax, and Deferred Income Tax Credits.

iii. Determination of Awards. The following table shows the threshold, target and maximum levels for the two performance measures and the resulting payouts, as a percentage of the target awards:

		Regulated Asset Base (as of 12/31/2011)
		Threshold	Target	Maximum
		80% of Base Case ($2,698,652)	90% of Base Case ($3,035,984)	100% of Base Case ($3,373,315)
Accounting ROE (Average of three years)	Threshold (75% of Allowed ROE)	50%	75%	100%
	Target (90% of Allowed ROE)	75%	100%	125%
	Maximum (100% of Allowed ROE)	100%	125%	150%

At the end of the performance period the Compensation Committee will meet to determine results with respect to the performance goals. Once the results for each goal are determined, an overall performance percentage will be determined in accordance with the table above. Threshold levels for both goals must be achieved for the executives to earn any payout under the awards.

Because these awards were intended to constitute “performance-based compensation” for purposes of Internal Revenue Code section 162(m). However, under the terms of the 2006 Stock Incentive Plan, the Compensation Committee is generally required under the terms of the plan to adjust for extraordinary, unusual, or non-recurring events in determining performance results. Examples of these types of event include: (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition. Nevertheless, even in the case of 162(m) awards, the committee has discretion under the plan to adjust awards downward, and may exercise its discretion to include the impact of events that decrease performance results.

iv. Dividend Equivalent Rights. Each named executive officer will receive a number of dividend equivalent rights equal to the number of vested performance RSUs. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested performance RSUs, which dividends have a record date between the date of the grant and the end of the performance period. Dividend equivalent rights will be settled in shares of common stock when the related performance RSUs vest. The number of shares payable on the dividend equivalent rights will be calculated using the fair market value (as defined in the 2006 Stock Incentive Plan) of common stock as of the date the committee determines the number of vested performance RSUs.

v. Service Requirement. Vesting of the performance RSUs and their related dividend equivalent rights generally requires that the officer continue to be employed by the company. However, if the officer’s employment is terminated due to retirement, death or disability before the normal vesting under the terms of the grant, a portion of the awards will vest at the end of the performance period. See the discussion of this issue in the section below entitled “— Termination and Change in Control Benefits.”

2. Time-Vested RSUs. The figure in the “All Other Stock Awards” column of the “2009 Grants of Plan-Based Awards” table represents the number of restricted stock units with time-based vesting conditions (“time-vested RSUs”) granted to Ms. Pope, our new CFO, in January 2009. These time restricted shares vest on the third anniversary of the grant date. Ms. Pope also received one dividend equivalent right with respect to each time-vested RSU, representing the right to receive an amount equal to any dividends paid on one share of common stock, which dividends have a record date between the date of the grant and the date of vesting of the related RSU. Dividend equivalent rights will be settled in a number of shares of PGE common stock determined by using the fair market value of the common stock on the dividend payment date, except that in the event the final vesting date of the related RSU falls between a dividend record date and the related payment date, the amount payable will be paid in a number of shares determined by using the fair market value of the shares on the last preceding trading day before the RSU vesting date.

Vesting of the time-vested RSUs and their related dividend equivalent rights generally requires continued employment by the company. However, in the event of Ms. Pope’s death or disability prior to normal vesting under the terms of the grant, a portion of the awards will automatically vest, as more fully described below under “Termination and Change in Control Benefits.”

III. Outstanding Equity Awards at 2009 Fiscal Year-End

The following table shows, for each named executive officer, the unvested time-vested RSUs and performance RSUs that were outstanding on December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(6)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested(7)
James J. Piro	03/05/2009	(1)				57,411	$1,171,759
	03/07/2008	(2)				12,311	251,268
	03/15/2007	(3)	6,961	$142,074	(5)

Maria M. Pope	03/05/2009	(1)				29,228	596,543
	01/26/2009	(4)	5,254	107,234

J. Jeffrey Dudley	03/05/2009	(1)				16,586	338,520
	03/07/2008	(2)				8,369	170,811
	03/15/2007	(3)	1,266	25,839	(5)

Stephen M. Quennoz	03/05/2009	(1)				14,393	293,761
	03/07/2008	(2)				6,912	141,074
	03/16/2007	(3)	4,003	81,701	(5)

Arleen N. Barnett	03/05/2009	(1)				14,393	293,761
	03/07/2008	(2)				6,912	141,074
	03/15/2007	(3)	4,003	81,701	(5)

(1)	Amounts in this row relate to performance RSUs with three-year performance periods ending December 31, 2011. The awards will vest in the first quarter of 2012, when the Compensation Committee determines the performance results under the awards.
(2)	Amounts in this row relate to performance RSUs with three-year performance periods ending December 31, 2010. The awards will vest in the first quarter of 2011, when the Compensation Committee determines the performance results under the awards.
(3)	Amounts in this row relate to performance RSUs with three-year performance periods ending December 31, 2009. The awards vested in the first quarter of 2010, when the Compensation Committee determined the performance results under the awards.
(4)	Amounts in this row relate to unvested time-vested RSUs granted in January 2009. The RSUs will vest on January 26, 2012, provided Ms. Pope is still employed by the company.
(5)	Amount assumes a value of $20.41 per unit (the closing price of the company’s common stock on December 31, 2009). The amounts shown are the results after applying the three year performance percentage of 120.6%, based on actual results determined by the committee during the first quarter of 2010.
(6)	Amounts in this column are the number of performance RSUs granted in 2008 and 2009, none of which had vested as of December 31, 2009. The amounts shown assume performance at maximum levels under the awards.
(7)	Amounts in this column reflect the value of performance RSUs granted in 2008 and 2009 assuming a value of $20.41 per unit (the closing price of the company’s common stock on December 31, 2009) and performance at maximum levels.

IV. 2009 Stock Units Vested

The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units and related dividend equivalent rights that vested in 2009.

2009 Stock Units Vested

Name	Number of Shares Acquired on Vesting of Restricted Stock Units (1)	Value Realized on Vesting
James J. Piro	10,629	$185,828
Maria M. Pope	0	0
J. Jeffrey Dudley	2,441	43,533
Stephen M. Quennoz	6,109	106,803
Arleen N. Barnett	6,109	106,803

(1)	The amounts in this column include the number of shares of the company’s common stock that vested with respect to performance RSUs on February 19, 2009 at a closing price of $17.24; the number of shares that vested with respect to time-vested RSUs on July 13, 2009 at a closing price of $19.38; and the number of shares that vested with respect to dividend equivalent rights on July 15, 2009 at a closing price of $20.05.

V. 2009 Pension Benefits

The following table shows, for each of the named executive officers, the actuarial present value of (i) the officer’s accumulated benefit under the company’s tax-qualified pension plan and (ii) the amounts accrued pursuant to the pension makeup feature of the deferred compensation plans for management (the “1986 MDCP” and the “2005 MDCP”) as of December 31, 2009.

2009 Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
James J. Piro	Pension Plan	29.61	$733,700
	1986 MDCP and 2005 MDCP	29.61	44

Maria M. Pope	Pension Plan	1.0	0
	1986 MDCP and 2005 MDCP	1.0	0

J. Jeffrey Dudley	Pension Plan	21.4	578,765
	1986 MDCP and 2005 MDCP	21.4	9,539

Stephen M. Quennoz	Pension Plan	18.95	499,181
	1986 MDCP and 2005 MDCP	18.95	92,351

Arleen N. Barnett	Pension Plan	31.33	719,723
	1986 MDCP and 2005 MDCP	31.33	68,650

A. Pension Plan

Participants in the Pension Plan earn benefits under the plan during each year of employment. Employees are vested in plan benefits after 5 years of service. After vesting, retirement may commence as early as age 55. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, subject to reduction factors for each year prior to the normal retirement date. The basic retirement amount is based on Final Average Earnings. “Final Average Earnings” is defined as the highest consecutive 60 months of earnings (base pay paid, excluding reductions due to income deferrals) during the last 120 months of employment. The basic retirement benefit under the plan is calculated as follows:

1.2% of Final Average Earnings for each of the first 30 years of service plus

0.5% of Final Average Earnings in excess of Social Security covered compensation plus

0.5% of Final Average Earnings for each year of service in excess of 30 years.

The normal form of payment if the participant does not have a spouse is a straight life annuity that makes periodic payments to the participant until his or her death, at which point the payments stop completely. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter payments equal to 50% of the full payments to the spouse until the death of the spouse.

Pension plan calculations are based on several assumptions which are reviewed annually with the company’s consulting actuaries and updated as appropriate. The benefit calculation shown in the table above assumes retirement at age 65, a discount rate of 5.90% and mortality assumptions based on the RP-2000 Combined Healthy Mortality Table projected to 2010 using Scale AA.

B. Restoration of Pension Plan Benefits under Management Deferred Compensation Plans

The 1986 MDCP and 2005 MDCP provide a benefit designed to compensate participants for Pension Plan benefits that are lower due to their salary deferrals. These deferrals reduce a participant’s “Final Average Earnings,” on which Pension Plan benefits are based. The present value of the amount by which Pension Plan benefits are reduced due to salary deferrals is calculated as a lump sum at the participant’s termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the 2009 Pension Benefits table above. As annual deferrals increase or decrease, the change in the present value may be positive or negative. Changes in the present value of this benefit are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

VI. 2009 Nonqualified Deferred Compensation

We offer an opportunity to a select group of management and highly compensated employees to defer compensation under the Portland General Electric Company 2005 Management Deferred Compensation Plan (“2005 MDCP”). Before January 1, 2005 (the effective date of the 2005 MDCP), such employees were eligible to defer compensation under a plan adopted in 1986 (“1986 MDCP”). The following table shows the named executive officers’ contributions and earnings in 2009 and balances as of December 31, 2009 under these plans. The accompanying narrative describes important provisions of the plans.

2009 Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in 2009(1)	Company Contributions in 2009(2)	Aggregate Earnings in 2009(3)	Aggregate Withdrawals/ Distributions in 2009	Aggregate Balance at 12/31/09(4)
James J. Piro	2005 MDCP	$69,889	$46	$31,545	—	$496, 949
	1986 MDCP	—	—	158,799	—	1,833,221
Maria M. Pope	2005 MDCP	50,751	1,050	1,480	—	53,280
J. Jeffrey Dudley	2005 MDCP	31,612	671	7,139	—	126,558
	1986 MDCP	—	—	12,818	—	147,975
Stephen M. Quennoz	2005 MDCP	210,941	1,090	65,121	—	1,056,900
	1986 MDCP	—	—	289,129	—	3,337,786
Arleen N. Barnett	2005 MDCP	29,736	724	8,832	—	151,296
	1986 MDCP	—	—	59,088	—	682,133

(1)	Amounts in this column include salary and paid-time-off deferrals that are reflected in the “Salary” column, and cash incentive award deferrals that are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	Amounts in this column include a company matching contribution of 3% of annual base salary deferred under the plan. These amounts are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”
(3)	Amounts in this column are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” to the extent that the earnings are above-market.
(4)	Amounts in this column are reflected in the Summary Compensation Table under “Change in Pension Value and Non-qualified Deferred Compensation Earnings” only to the extent described in footnotes (1) to (3) above.

Each calendar year participants may defer up to 80% of their base salary and 100% of their cash incentive compensation and cancelled paid time off (the excess, as of year-end, of their unused paid time off over 200 hours). The company provides a 3% matching contribution for base salary deferred. The 2005 MDCP and 1986 MDCP also provide for company contributions to compensate participants for lower Pension Plan payments they may receive as a result of participating in the plans. See the section above entitled “— 2009 Pension Benefits — Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.”

Amounts deferred under the 2005 MDCP accrue interest that is .5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. The 1986 Plan provides interest that is 3.0% higher than the same Moody’s index.

Under the 2005 MDCP, participants begin receiving payment six months after their separation from service. A participant’s account balance during the six-month delay continues to accrue interest. Under both plans, benefits are paid in one of the following forms, as elected by the participant in a payment election form filed each year: (i) a lump-sum payment; (ii) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (iii) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 years of age upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.

VII. Termination and Change in Control Benefits

The tables below show the estimated value of payments and other benefits that the named executive officers would be entitled to under the company’s plans and programs upon termination of employment and following a change in control. The amounts shown assume that the effective date of the termination or change in control is December 31, 2009. Benefits that are generally available to all salaried employees are not shown in the tables.

James J. Piro

	Estimated Benefits and Payments Upon Termination and Change in Control
	Voluntary Termination (on 12/31/09)	Early Retirement (on 12/31/09)	Involuntary Not for Cause Termination (on 12/31/09)	Change in Control (on 12/31/09)	Death (on 12/31/09)	Termination Due to Disability (on 12/31/09)
Deferred Compensation Plans(1)	$2,330,215	$2,330,215	$2,330,215	$73,329	$2,330,215	$2,330,215
Severance Pay Plan(2)			550,008
Stock Incentive Plan(3)
Performance RSUs(4)		381,789			381,789	381,789
Annual Cash Incentive Award(6)		103,301			103,301	103,301
Outplacement Assistance Plan(7)			8,000
TOTAL	$2,330,215	$2,815,305	$2,888,223	$73,329	$2,815,305	$2,815,305

Maria M. Pope

	Estimated Benefits and Payments Upon Termination and Change in Control
	Voluntary Termination (on 12/31/09)	Early Retirement (on 12/31/09)	Involuntary Not for Cause Termination (on 12/31/09)	Change in Control (on 12/31/09)	Death (on 12/31/09)	Termination Due to Disability (on 12/31/09)
Deferred Compensation Plans(1)	$53,280	$53,280	$53,280		$53,280	$53,280
Severance Pay Plan(2)			101,253
Stock Incentive Plan(3)
Performance RSUs(4)		111,704			111,704	111,704
Time-Vested RSUs(5)					33,289	33,289
Annual Cash Incentive Award(6)		50,179			50,179	50,179
Outplacement Assistance Plan(7)			8,000
TOTAL	$53,280	$215,163	$162,533	$—	$248,452	$248,452

J. Jeffrey Dudley

	Estimated Benefits and Payments Upon Termination and Change in Control
	Voluntary Termination (on 12/31/09)	Early Retirement (on 12/31/09)	Involuntary Not for Cause Termination (on 12/31/09)	Change in Control (on 12/31/09)	Death (on 12/31/09)	Termination Due to Disability (on 12/31/09)
Deferred Compensation Plans(1)	$284,072	$284,072	$284,072	$5,919	$284,072	$284,072
Severance Pay Plan(2)			252,216
Stock Incentive Plan(3)
Performance RSUs(4)		92,927			92,927	92,927
Annual Cash Incentive Award(6)		30,014			30,014	30,014
Outplacement Assistance Plan(7)			8,000
TOTAL	$284,072	$407,013	$544,288	$5,919	$407,013	$407,013

Stephen M. Quennoz

	Estimated Benefits and Payments Upon Termination and Change in Control
	Voluntary Termination (on 12/31/09)	Early Retirement (on 12/31/09)	Involuntary Not for Cause Termination (on 12/31/09)	Change in Control (on 12/31/09)	Death (on 12/31/09)	Termination Due to Disability (on 12/31/09)
Deferred Compensation Plans(1)	$4,487,036	$4,487,036	$4,487,036	$133,511	$4,487,036	$4,487,036
Severance Pay Plan(2)			242,232
Stock Incentive Plan(3)
Performance RSUs(4)		148,340			148,340	148,340
Annual Cash Incentive Award(6)		36,214			36,214	36,214
Outplacement Assistance Plan(7)			8,000
TOTAL	$4,487,036	$4,671,590	$4,737,268	$133,511	$4,671,590	$4,671,590

Arleen N. Barnett

	Estimated Benefits and Payments Upon Termination and Change in Control
	Voluntary Termination (on 12/31/09)	Early Retirement (on 12/31/09)	Involuntary Not for Cause Termination (on 12/31/09)	Change in Control (on 12/31/09)	Death (on 12/31/09)	Termination Due to Disability (on 12/31/09)
Deferred Compensation Plans(1)	$902,079	$902,079	$902,079	$27,285	$902,079	$902,079
Severance Pay Plan(2)			242,232
Stock Incentive Plan(3)
Performance RSUs(4)		148,340			148,340	148,340
Annual Cash Incentive Award(6)		28,734			28,734	28,734
Outplacement Assistance Plan(7)			8,000
TOTAL	$902,079	$1,079,153	$1,152,311	$27,285	$1,079,153	$1,079,153

(1)	In the event of a Change of Control, as defined in the 1986 MDCP, participants are eligible to take an accelerated distribution of their account balances at a reduced forfeiture rate. See the section below entitled “Management Deferred Compensation Plans — Effect of Change in Control” for additional information. The amount shown in the Change in Control column reflects the reduced forfeiture of balances, assuming a change in control occurred on December 31, 2009 and the officer elected to take an early distribution of 100% of his or her 1986 MDCP account balance as of that date. For Voluntary Termination, Early Retirement, Involuntary Not for Cause Termination, Death and Termination Due to Disability under the company’s deferred compensation plans, amounts shown reflect the value of the account balances. Excluding the pension makeup amount (discussed above under “— 2009 Pension Benefits — Restoration of Pension Plan Benefits under Management Deferred Compensation Plans”), the deferred compensation plan payments would be paid as shown below:

James J. Piro	1986 MDCP:	monthly payments of $22,394 for 120 months commencing within 90 days of separation from service
	2005 MDCP:	monthly payments of $14,680 for 36 months commencing on July 1, 2010
Maria M. Pope	2005 MDCP	monthly payments of $57,446 for 1 month commencing on July 1, 2010
J. Jeffrey Dudley	1986 MDCP:	monthly payments of $4,627 for 36 months commencing within 90 days of separation from service
	2005 MDCP:	monthly payments of $3,230 for 36 months commencing on July 1, 2010
Stephen M. Quennoz	1986 MDCP:	monthly payments of $32,285 for 180 months commencing within 90 days of separation from service
	2005 MDCP:	monthly payments of $9,149 for 180 months commencing on July 1, 2010
Arleen N. Barnett	1986 MDCP:	lump-sum payment of $122,415, then monthly payments of $5,414 for 180 months commencing within 90 days of separation from service
	2005 MDCP:	lump sum payment of $74,318, then monthly payments of $695 for 180 months commencing on July 1, 2010

The pension makeup amount is paid over 10 years, until it is $10,000 or less, when it is paid in a lump sum.

(2)	The amounts shown in the Involuntary Not for Cause Termination column assume 12 months of pay at 2009 salary levels.
(3)	See also the discussion below in the section entitled “2006 Stock Incentive Plan” for a description of the Compensation and Human Resources Committee’s authority to accelerate vesting and/or modify awards in the event of a change in control under the company’s 2006 Stock Incentive Plan.
(4)	Amounts in this row constitute the value of performance RSUs that would vest assuming performance at 80.3% of target performance for the 2009 grants, 0% of target performance for the 2008 grants and 120.6% of target performance for the 2007 grants. The values reflect the closing price of the company’s common stock as December 31, 2009 ($20.41).
(5)	Amounts in this row constitute the value of time-vested RSUs that vest on an accelerated schedule. The value shown reflects the closing price of the company’s common stock as of as of December 31, 2009 ($20.41).
(6)	Under the company’s Annual Cash Incentive Plan, participants are entitled to a pro-rata share of their awards based on the number of months and days that they were employed during the plan year.

(7)	Amounts in this row are the estimated value of outplacement assistance consulting services received, assuming that the executive is granted six months of outplacement assistance, at a value of $5,000 for the first three months and $3,000 for an additional three months.

A. Management Deferred Compensation Plan — Effect of Change in Control

The 1986 MDCP allows participants to elect an accelerated distribution of all or a portion of their accounts, which results in a forfeiture of a portion of the distributed amounts. Following a change of control only 6% of the distribution is forfeited, rather than the 10% forfeiture normally provided for under the plan. “Change of Control” is defined in the 1986 MDCP as an occurrence in which: (1) a person or entity becomes the beneficial owner of securities representing 30% or more of the voting power of the company’s outstanding voting securities, or (2) during any period of two consecutive years, individuals who at the beginning of the period constituted the board, and any new director whose election by the board or nomination for election by the company’s stockholders was approved by at least two-thirds of the directors in office who either were directors as of the beginning of the period or whose election or nomination was previously so approved, cease to constitute at least a majority of the board.

B. Executive Severance Plan

Under the Severance Pay Plan for Executive Employees, executives are eligible for severance pay if they are involuntarily terminated as a result of corporate, departmental, or work group reorganization or similar business circumstances. Severance benefits are determined based on years of service and are paid in a lump sum 60 days following separation from service, except in the case of “key employees,” as defined in the plan, who are subject to a six-month delay before they may receive payments under the plan. The following table shows the amount of the severance benefits:

Years of Service	Severance Benefit
Up to 2 years of service	13 weeks of base pay
2 years of service, but less than 3 years	26 weeks of base pay
3 years of service, but less than 4 years	39 weeks of base pay
4 or more years of service	52 weeks of base pay

C. Annual Cash Incentive Plan

Under the terms of the company’s Annual Cash Incentive Plan, if a participant’s employment terminates due to the participant’s death, disability, or retirement, we will pay an award to the participant or the participant’s estate when awards are payable generally to other participants under the plan. The amount of the award will be prorated to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the company’s pension plan (currently age 55 with five years of service).

D. 2006 Stock Incentive Plan

1. Compensation and Human Resources Committee Discretion in Event of Change in Control. Under the terms of the 2006 Stock Incentive Plan, in the event of a change in control of the company or a significant change in the business condition or strategy of the company, the Compensation and Human Resources Committee may decide to accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make other adjustments to awards as the committee considers equitable to the participant and also in the best interest of the company and its shareholders.

2. Vesting of Restricted Stock Units. The restricted stock unit award agreements with the named executive officers provide for vesting of both the performance RSUs and time-vested RSUs in the event the officers’ employment is terminated for certain reasons. In the case of the time-vested RSUs, a pro rata portion of an officer’s restricted stock units and associated dividend equivalent rights automatically vest if the officer’s employment is terminated because of death or disability. The number of units that vest is a function of the amount of time the officer was employed over the three-year vesting period. Performance RSUs and associated dividend equivalent rights also vest in the event an officer’s employment is terminated due to death, disability or retirement. The number of units that vest is determined by multiplying the performance percentage by the number of performance RSUs originally granted and by the percentage of the performance period that the officer was actively employed. The remaining performance RSUs are forfeited.

E. Outplacement Assistance Plan

The company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for certain employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. Eligible management employees, including officers, are offered the services of an outside outplacement consultant for three to six months, with the exact length of the services determined by the Compensation and Human Resources Committee.

Additional Information

Shareholder Proposals for the 2011 Annual Meeting of Shareholders

We plan to hold our 2011 annual meeting of shareholders on May 11, 2011. If you wish to submit a proposal to be considered for inclusion in our proxy materials for the 2011 annual meeting of shareholders, the proposal must be in proper form as required by Rule 14a-8 of the Securities Exchange Act of 1934, and our Corporate Secretary must receive the proposal by December 2, 2010. In addition, under our bylaws, all proposals to be presented at the annual meeting must be received at our principal executive offices by January 13, 2011. After December 2, 2010, and up to January 13, 2011, a shareholder may submit a proposal to be presented at the annual meeting, but it will not be included in our proxy statement or form of proxy relating to the 2011 annual meeting.

Shareholder proposals should be addressed to Portland General Electric Company, Attention: Corporate Secretary at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including the conditions established by the Securities and Exchange Commission.

Communications with the Board of Directors

Shareholders and other interested parties may submit written communications to members of the Board of Directors, including the lead independent director (who is the Chairman of the board except in the event that the Chairman is not an independent director), board committees, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board of Directors, or any individual director or group or committee of directors by either name or title, and should be sent in care of:

Portland General Electric Company

Attention: Corporate Secretary

121 SW Salmon Street, 1WTC1301

Portland, Oregon 97204

PORTLAND GENERAL ELECTRIC COMPANY ATTN: WILLIAM VALACH 121 SW SALMON STREET 1WTC0403 PORTLAND, OR 97204	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19803-P89254	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PORTLAND GENERAL ELECTRIC COMPANY					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “FOR” all director nominees:
1.	Election of Directors
	Nominees:				☐	☐	☐
	01)	John W. Ballantine	07)	Corbin A. McNeill, Jr.
	02)	Rodney L. Brown, Jr.	08)	Neil J. Nelson
	03)	David A. Dietzler	09)	M. Lee Pelton
	04)	Kirby A. Dyess	10)	James J. Piro
	05)	Peggy Y. Fowler	11)	Robert T. F. Reid
	06)	Mark B. Ganz

The Board of Directors recommends a vote “FOR” the following proposal:										For	Against	Abstain

2.	To ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010.									☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.							☐

Please indicate if you plan to attend this meeting.					☐	☐
					Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

M19804-P89254

PORTLAND GENERAL ELECTRIC COMPANY

Annual Meeting of Shareholders

May 13, 2010 10:00 a.m.

This proxy is solicited on behalf of the Board of Directors

The Portland General Electric Company 2010 Annual Meeting of Shareholders will be held on Thursday, May 13, 2010, at 10:00 a.m. local time, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, OR 97204.

The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Corbin A. McNeil, Jr., James J. Piro, Maria M. Pope, and J. Jeffrey Dudley, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote all the shares of Common Stock of Portland General Electric Company held of record by the undersigned on March 8, 2010 at the Annual Meeting of Shareholders scheduled to be held on May 13, 2010, or at any adjournment or postponement thereof, on all matters coming before said meeting. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” all director nominees, “FOR” the ratification of the appointment of Deloitte & Touche LLP, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and at any adjournment or postponements thereof.

Your vote is important

To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, sign and date this card on the reverse side and mail promptly in the enclosed postage paid envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be dated and signed on reverse side.)